                                                                   Exhibit 10.22

                                INDUSTRIAL LEASE

                                 DEFINED TERMS.

Effective Date:                     November 18, 1996.

Landlord:                           ARCADIA-TAVISTOCK, L.C., a
                                    Virginia limited liability company,
                                    doing business as Arcadia-Tavistock LLC

Landlord's Address
      For Notice:                   c/o Freestone Properties, Inc.
                                    4400 Bohannon Drive
                                    Suite 260
                                    Menlo Park, CA 94025
                                    Attention: Mr. Michael Tamas
                                    Telephone: (415) 329-9030
                                    Fax: (415) 329-0129

Tenant:                             VERSICOR, INC.,
                                    a Delaware corporation

Tenant's Address
      For Notice:

        Before
        Commencement Date:          270 East Grand Ave.
                                    San Francisco, CA 94080
                                    Attn: Dr. Eric M. Gordon
                                    Telephone: (415) 829-7000
                                    Fax: (415) 635-0973

        After
        Commencement Date:          The Premises.

Property:                           Lot 3 of Parcel Map 6773, filed December 16,
                                    1994, Map Book 216, Pages 18 and 20, in the official Records of Alameda County situated in Fremont, California, as more particularly described in Exhibit A.

Building:                           A single-story building to be constructed on
                                    the Property consisting of approximately fifty-five thousand four hundred forty-two
                                    (55,442) rentable


                                       i.

                                    square feet of space, as shown on Exhibit
                                    B-1.

Premises:                           The Building and the Property.

Term:                               Twelve (12) years and ninety (90) days.

Estimated Shell
Delivery Date:                      August 15, 1997.

Commencement Date:                  The date on which Landlord delivers
                                    possession of the Premises to Tenant in
                                    Delivery Condition (as defined in
                                    Exhibit B).

Rent Commencement Date:             The ninetieth (90th) day after the
                                    Commencement Date.

(Initial) Base Rent
Per Month:                          Thirty-Five Thousand Four Hundred
                                    Dollars ($35,400.00) (subject to
                                    adjustment pursuant to Section 3.2)

Security Deposit:                   Seventy-Seven Thousand Two Hundred
                                    Seventy-Five Dollars ($77,275.00).

Brokers:                            Catalyst Real Estate Group and Cornish &
                                    Carey Commercial

Parking Spaces:                     Two hundred ten (210) spaces.

Permitted Uses:                     For use as a laboratory research and
                                    development facility, including, without limitation, wet chemistry and biology labs, clean rooms, pilot scale, clinical scale and GMP scale manufacturing, storage and use of toxic and radioactive materials and laboratory animals. No other uses shall be permitted without the prior written consent of Landlord.


                                      ii.

EXHIBITS

      A    - Property
      B    - Work Letter
      B-1  - Building Shell
      B-2  - Outline Specifications
      C    - Commencement Date Memorandum
      D    - Rules and Regulations
      E    - Hazardous Materials
      F    - Estoppel Certificate

            The Defined Terms set forth above and the Exhibits attached hereto are incorporated into and made a part of this Lease. Each reference in this Lease to any of the Defined Terms shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Defined Terms and the provisions of this Lease, the latter shall control.

               LANDLORD  ( /s/ XXX   )  AND TENANT  ( /s/ XXX    )  AGREE.
                          -----------                ------------
                            initial                    initial


                                      iii.

                               Table of Contents.

                                                                            Page
                                                                            ----

1.      PREMISES...............................................................1
        1.1    Premises........................................................1
        1.2    Rentable Square Footage.........................................1
        1.3    Reserved Rights.................................................1

2.      TERM   ................................................................2
        2.1    Commencement Date...............................................2
        2.2    Failure to Deliver Possession...................................2
        2.3    No Representations..............................................3
        2.4    Commencement Date Memorandum....................................3
        2.5    Early Entry.....................................................4

3.      RENT   ................................................................4
        3.1    Base Rent.......................................................4
        3.2    Adjustments in Base Rent........................................4
        3.3    Rent Commencement Date..........................................5
        3.4    Late Charge and Interest........................................5
        3.5    Security Deposit................................................5

4.      UTILITIES..............................................................5

5.      TAXES  ................................................................6
        5.1    Real Property Taxes.............................................6
        5.2    Definition of Real Property Taxes...............................6
        5.3    Right to Contest Taxes..........................................7
        5.4    Personal Property Taxes.........................................7

6.      OPERATING EXPENSES.....................................................7
        6.1    Operating Expenses..............................................7
        6.2    Definition of Operating Expenses................................7
        6.3    Exclusions from Operating Expenses..............................8
        6.4    Audit Rights....................................................8

7.      ESTIMATED EXPENSES.....................................................9
        7.1    Payment.........................................................9
        7.2    Adjustment......................................................9

8.      INSURANCE.............................................................10
        8.1    Landlord.......................................................10
        8.2    Tenant.........................................................10
        8.3    General........................................................11
        8.4    Tenant's Indemnity.............................................12
        8.5    Exemption of Landlord from Liability...........................13
        8.6    Landlord's Indemnity...........................................13

9.      REPAIRS AND MAINTENANCE...............................................13
        9.1    Tenant.........................................................13
        9.2    Landlord.......................................................13


                                      iv.

        9.3    Services.......................................................14

10.     ALTERATIONS...........................................................14
        10.1   Trade Fixtures; Alterations....................................14
        10.2   Damage; Removal................................................15
        10.3   Liens..........................................................15

11.     USE    ...............................................................15

12.     ENVIRONMENTAL MATTERS.................................................16
        12.1   Environmental Laws.............................................16
        12.2   Hazardous Materials............................................16
        12.3   Use............................................................17
        12.4   Compliance With Laws; Handling of Hazardous
               Materials......................................................17
12.5    Compliance With Insurance Retirements.................................18

13.     DAMAGE AND DESTRUCTION................................................20
        13.1   Casualty.......................................................20
        13.2   Wilful Misconduct..............................................22
        13.3   Uninsured Casualty.............................................22
        13.4   Waiver.........................................................22

14.     EMINENT DOMAIN........................................................22
        14.1   Total Condemnation.............................................22
        14.2   Partial Condemnation...........................................22
        14.3   Award..........................................................23
        14.4   Temporary Condemnation.........................................23

15.     DEFAULT...............................................................23
        15.1   Events of Defaults.............................................23
        15.2   Remedies.......................................................24
        15.3   Cumulative.....................................................26

16.     ASSIGNMENT AND SUBLETTING.............................................26
        16.1   Consent Required...............................................26
        16.2   Bonus Rent.....................................................27
        16.3   No Release.....................................................27
        16.4   Consent Not Required...........................................28

17.     ESTOPPEL, ATTORNMENT AND SUBORDINATION................................28
        17.1   Estoppel.......................................................28
        17.2   Attornment.....................................................29
        17.3   Subordination..................................................29

18.     Extension Option......................................................29
        18.1   Option to Extend...............................................29
        18.2   Exercise of Option.............................................30
        18.3   Determination of Fair Market Rent..............................30


                                       v.

19.     MISCELLANEOUS.........................................................32
        19.1   General........................................................32
        19.2   Signs..........................................................33
        19.3   Waiver.........................................................34
        19.4   Financial Statements...........................................34
        19.5   Limitation of Liability........................................34
        19.6   Notices........................................................34
        19.7   Brokerage Commission...........................................35
        19.8   Authorization..................................................35
        19.9   Holding Over...................................................35
        19.10  Joint and Several..............................................36
        19.11  Covenants and Conditions.......................................36
        19.12  Quiet Enjoyment................................................36
        19.13  Financing of Equipment and Personal Property...................36


                                      vi.

                                INDUSTRIAL LEASE

      THIS INDUSTRIAL LEASE (this "Lease"), dated as of the Effective Date, is made and entered into by and between ARCADIA-TAVISTOCK, L.C., a Virginia limited liability company ("Landlord"), doing business as Arcadia-Tavistock LLC, and VERSICOR, INC., a Delaware corporation ("Tenant"), on the terms and conditions set forth below:

1. PREMISES.

      1.1 Premises. Landlord hereby leases to Tenant the Premises as shown on Exhibits A and B-1.

      1.2 Rentable Square Footage. Upon Substantial Completion of the Building Shell (as each term is defined in Exhibit B), Landlord's Architect (as defined in Exhibit B) shall determine the rentable square footage of the Building and promptly notify Landlord and Tenant in writing of the total rentable square footage of the Building. The determination by Landlord's Architect of the rentable square footage of the Building shall be binding on Landlord and Tenant for all purposes under this Lease.

      1.3 Reserved Rights. Landlord reserves the right to enter the Premises upon reasonable notice (i.e., at least twenty-four (24) hours' prior notice) to Tenant (except in case of an emergency in which event Landlord shall notify Tenant as soon as is practicable) and/or to undertake the following: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; change the boundary lines of the Property; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Building; grant easements on the Property; change the name of the Building and/or the Property; and show the Premises to prospective lenders, purchasers and, during the last nine (9) months of the Term, tenants. In exercising its rights hereunder, Landlord shall, to the extent practicable, run any such pipes, ducts, conduits, wires, equipment and other facilities above ceilings, below floors and in sound proofed mechanical rooms, and Landlord shall use otherwise diligent efforts to minimize or prevent inconvenience or disruption to Tenant. Landlord shall not expand or enlarge the Building without the prior written consent of Tenant, which consent may be withheld in Tenant's sole discretion. In addition, Landlord shall not construct any other improvements on the Property without the prior written consent of Tenant, which consent shall not be unreasonably withheld.


                                       1.

2. TERM.

      2.1 Commencement Date. The Term shall commence (the "Commencement Date") on the date on which Landlord delivers possession of the Premises to Tenant in Delivery Condition (as defined in Exhibit B), and shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. Landlord shall arrange for the construction of Landlord's Work (as defined in Exhibit B) in accordance with and subject to the terms of the Work Letter.

      2.2 Failure to Deliver Possession.

            2.2.1 Termination Right. If Landlord fails to deliver possession of the Premises to Tenant in Delivery Condition on or prior to the Estimated Shell Delivery Date, this Lease shall remain in effect and Landlord shall not be subject to any liability therefor. Notwithstanding the foregoing, (i) if Landlord has not delivered possession of the Premises to Tenant in Delivery Condition by November 15, 1997, which date shall be extended one (1) day for each day Landlord is delayed in completing Landlord's Work or delivering possession of the Premises to Tenant in Delivery Condition as a result of Tenant Delays (as defined in Exhibit B) or an event of force majeure (as described in Exhibit B, Section VIII) (hereinafter referred to as the "Tenant Termination Date"), Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the date on which Landlord delivers possession of the Premises to Tenant in Delivery Condition and (ii) if Landlord has not delivered possession of the Premises to Tenant in Delivery Condition by December 15, 1996, which date shall be extended one (1) day for each day Landlord is delayed in completing Landlord's Work or delivering possession of the Premises to Tenant in Delivery Condition as a result of Tenant Delays, but not as a result of an event of force majeure (hereinafter referred to as the "Ultimate Tenant Termination Date"), Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the date on which Landlord delivers possession of Premises to Tenant in Delivery Condition.

            2.2.2 Notice. If Landlord reasonably determines at any time prior to the Commencement Date that Landlord will not be able to deliver possession of the Premises to Tenant in Delivery Condition by the Tenant Termination Date or the Ultimate Tenant Termination Date (as such dates may have been extended by Tenant Delays or events of force majeure as provided in Section 2.2.1), Landlord shall notify Tenant in writing (the "New Estimated Shell Delivery Date Notice") of the date on which Landlord reasonably expects to deliver possession of the Premises to Tenant in Delivery Condition (the "New Estimated Shell Delivery Date").


                                       2.

Tenant shall have ten (10) days after Tenant's receipt of the New Estimated Shell Delivery Date Notice to terminate this Lease by written notice to Landlord. If Tenant fails to exercise its right to terminate this Lease within the ten (10) day period, then (i) the Tenant Termination Date for all purposes under this Lease shall be the New Estimated Shell Delivery Date (subject to further extension due to Tenant Delays and events of force majeure as provided above) and (ii) the Ultimate Termination Date shall be the later of (A) December 15, 1996 or (B) the New Estimated Shell Delivery Date (subject to further extension due to Tenant Delays, but not due to events of force majeure, as provided above).

            2.2.3 Tenant Improvements. Notwithstanding anything to the contrary contained in Section 2.2, if Tenant or Tenant's Contractor (as defined in Exhibit B) commences any of Tenant's Work in the Building or constructs any Tenant Improvements in the Building prior to the Commencement Date, Tenant's right to terminate this Lease pursuant to Section 2.2 shall terminate and be of no further force or effect.

            2.3 No Representations. Tenant has determined that the Premises are acceptable for Tenant's use; and acknowledges that, except asset forth herein and in the Work Letter, Landlord has made no representations or warranties in connection with the physical condition of the Premises or Tenant's use of the same upon which Tenant has relied directly or indirectly for any purpose. Landlord represents and warrants to Tenant that (i) Landlord has delivered to Tenant all environmental reports and studies in Landlord's possession relating to the environmental condition of the Property, (ii) Landlord holds fee simple title to the Property, (iii) Landlord has the full capacity and authority to enter into this Lease and perform its obligations hereunder, (iv) neither this Lease nor the transactions contemplated hereunder conflict with or violate the provisions of any instrument or any agreement to which Landlord is a party, (v) Landlord shall obtain all of the necessary permits in order to construct the Building Shell, and the Building Shell shall be constructed in accordance with all of the applicable governmental permits and as provided in Exhibit B and (vi) to the best of Landlord's knowledge, the Building Shell (once constructed in accordance with the terms of Exhibit B) shall be in compliance with all applicable zoning, environmental and land use laws in effect as of the date of this Lease.

            2.4 Commencement Date Memorandum. Landlord and Tenant shall, upon request of either party, execute and deliver to the other party a Commencement Date Memorandum in the form attached hereto as Exhibit C, acknowledging (i) the Commencement Date, (ii) the final rentable square footage of the Building, and
(iii) Tenant's acceptance of the Premises.


                                       3.

      2.5 Early Entry. Upon the execution and delivery of this Lease and the satisfaction of all conditions precedent to the obligations of Landlord hereunder, Tenant may, at Tenant's sole risk and cost, enter upon the Premises prior to the Commencement Date for the purpose of installing fixtures, furniture, laboratory equipment, computer equipment, telephone lines, low voltage data wiring and personal property; provided, however, (i) Tenant shall indemnify and hold harmless Landlord and its officers, directors, shareholders, partners, members, agents and employees from any loss, expense, liability or other damages arising out of Tenant's activities; (ii) Tenant shall provide evidence of insurance satisfactory to Landlord; (iii) Tenant shall pay all utility charges associated with such activities and (iv) Tenant shall not interfere with the construction of the Building Shell or the Parking Lot (as defined in Exhibit B.

3. RENT.

      3.1 Base Rent. Commencing on the Rent Commencement Date (defined in
Section 3.3), Tenant shall pay to Landlord, at such address as Landlord shall from time to time designate in writing to Tenant for the payment of Rent (defined below), the Base Rent, without notice, demand, offset or deduction, on the first day of each calendar month. Upon the execution of this Lease, Tenant shall pay to Landlord the first full calendar month's Base Rent (i.e., Thirty-Five Thousand Four Hundred Dollars ($35,400.00)). If the Rent Commencement Date occurs on a date other than the first day of a month or the Term ends on a date other than the last day of a month, the amount of Base Rent due on the Rent Commencement Date or first day of the last month of the Term shall be a pro rata portion of Base Rent, prorated on a per diem basis with respect to the portion of the month within the Term. All amounts other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder, whether or not such amounts are designated "additional rent." The term "Rent" means the Base Rent and all additional rent payable hereunder.

      3.2 Adjustments in Base Rent. The monthly Base Rent shall be increased on the sixty-first (61st) day after the Rent Commencement Date to Sixty-Four Thousand Nine Hundred Dollars ($64,900.00). Thereafter, the monthly Base Rent shall be increased on each anniversary of the Rent Commencement Date during the Term by Two Thousand Seven Hundred Fifty Dollars ($2,750.00). For example, (i) the monthly Base Rent shall be increased on the first anniversary of the Rent Commencement Date to an amount equal to Sixty-Seven Thousand Six Hundred Fifty Dollars ($67,650.00) and (ii) the monthly Base Rent shall be increased on the second anniversary of the Rent Commencement Date to Seventy Thousand Four Hundred Dollars ($70,400.00).


                                       4.

      3.3 Rent Commencement Date. Tenant's obligation to pay Base Rent under this Lease shall commence on the date (the "Rent Commencement Date") that is the ninetieth (90th) day after the Commencement Date.

      3.4 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service. If Landlord has not received any installment of Rent within five (5) days after notice to Tenant that the installment of Rent is past due, Tenant shall pay a late charge of five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the costs incurred by Landlord. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum (the "Applicable Interest Rate") equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the twenty-fifth (25th) day of the month preceding the date of this Lease or (b) ten percent (10%); provided, in no event shall the Applicable Interest Rate exceed the maximum interest rate permitted by law which may be charged under such circumstances. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment.

      3.5 Security Deposit. Upon the execution of this Lease, Tenant shall deliver to Landlord cash in the amount of Seventy-Seven Thousand Two Hundred Fifty Dollars ($77,250.00) as security (the "Security Deposit") for the performance by Tenant of its obligations under this Lease. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of Tenant's obligations hereunder, Landlord may, but without obligation, after notice to Tenant, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the full original amount.

4. UTILITIES. Tenant shall pay all charges for heat, water, sewage, gas, electricity and any other utilities supplied to the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement except as provided below. Upon any interruption in utilities, provided that Tenant has first exhausted Tenant's business interruption insurance for


                                       5.

the payment of Rent hereunder, the Rent shall abate by an amount equal to the amount of the rental abatement insurance proceeds (if any) received by Landlord as a result of the interruption in utilities.

5. TAXES.

      5.1 Real Property Taxes. Commencing on the Commencement Date and ending on the expiration or earlier termination of this Lease, Tenant shall pay to Landlord the Real Property Taxes for each calendar year.

      5.2 Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, childcare fees, school fees or any other assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed or imposed by any public authority upon the Premises (or any real property comprising any portion thereof) or its operations, but excluding so-called "exaction fees," "impact fees," "development fees," "linkage fees" or other fees payable in connection with the initial development (as opposed to occupancy) of the Building Shell, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross income tax or excise tax levied by the local governmental authority/ the federal government or any other governmental body with respect to receipt of such rental, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and expenses (including attorneys' fees) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord.


                                       6.

      5.3 Right to Contest Taxes. Tenant, at its sole cost and expense, shall have the right, from time to time during the term of this Lease, to prosecute proceedings for abatements of real property taxes imposed upon the Premises so long as Tenant shall in good faith contest the amount of the real property taxes imposed on the Premises by appropriate legal proceedings that will not result in the tax sale of the Premises and Tenant shall pay to Landlord the Real Property taxes when due in accordance with the terms of this Lease. Tenant shall notify Landlord in writing of its intent to prosecute any proceedings for the abatement of real property taxes. Landlord shall cooperate reasonably with Tenant in connection with the exercise of Tenant's right to prosecute such proceedings; provided, however, Landlord shall not be required to incur any expense in cooperating with Tenant in the proceedings. If the result of the proceedings is adverse to Tenant, Tenant shall pay and discharge the amounts involved in or affected by the proceedings (if any), together with any penalties, fines, interest, costs and expenses that may have accrued thereon.

      5.4 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

6. OPERATING EXPENSES.

      6.1 Operating Expenses. Commencing on the Commencement Date and ending on the expiration or earlier termination of this Lease, Tenant shall pay to Landlord the Operating Expenses for each calendar year.

      6.2 Definition of Operating Expense. The term "Operating Expenses" shall include all expenses paid or incurred by Landlord in the operation, maintenance, repair and management of the Premises, including, but not limited to, (a) non-structural repairs to the exterior walls of the Building; (b) repair, maintenance, utility costs and landscaping of the Property; (c) insurance premiums relating to the insurance maintained by Landlord with respect to the Building and the Property and any deductible amounts due under such policies;
(d) an administrative fee to Landlord for accounting and property management services relating to the Premises in an amount equal to three percent (3%) of the annual Base Rent; and (e) any dues, assessments or fees assessed the Premises by the Ardenwood Technology Park Property Owner's Association or under the Declaration of Protective Covenants for Ardenwood Technology Park dated March 27, 1984, and


                                       7.

recorded in the Official Records of Alameda County, California, as subsequently amended, or any other similar instrument affecting the Premises.

      6.3 Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained in Section 6.2, the term "Operating Expenses" shall not include (a) expenses to the extent Landlord receives reimbursement for such expenses from proceeds of insurance, other tenants (if any), condemnation awards, warranties or any sources other than Tenant, (b) brokerage commissions,
(c) taxes, (d) costs in the nature of fees, fines or penalties arising out of the breach of any obligation, contractual or at law, by Landlord or its contractors, employees or agents, including attorneys' fees, except to the extent Landlord's breach is attributable to Tenant's negligent acts or omissions or breach of its obligations under this Lease, (e) the cost of Landlord's Work,
(f) costs or expenses relating to correction of latent defects in the Building Shell and which are identified by Tenant in a written notice to Landlord within one (1) year after the Commencement Date, (g) costs relating to environmental compliance or remediation, except to the extent caused by Tenant or Tenant's employees, agents, contractors or invitees, (h) capital improvements or repairs,
(i) reserves for future expenditures not yet incurred, (j) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants of the Premises, (k) overhead and profit paid to Landlord or any affiliate of Landlord to the extent the same exceed market rates, (1) interest, principal, points and fees on any debt or loans; (m) advertising and promotional expenditures, (n) so-called "development fees," "linkage fees," "exaction fees" and "impact fees" payable in connection with the initial development (as opposed to occupancy) of the Building Shell and (o) depreciation on the Building Shell.

      6.4 Audit Rights. Tenant, at its sole cost and expense, shall have the right to audit the applicable records of Landlord not more than once in any twelve (12) month period to confirm that the charges billed to Tenant under this Lease are proper and conform to the provisions of this Lease. Such right shall be exercisable by Tenant within sixty (60) days after Tenant's receipt of Landlord's annual statement of such charges. Landlord shall cooperate with Tenant in providing Tenant reasonable access to Landlord's books and records during normal business hours to enable Tenant to audit Landlord's books and records as they relate to any costs or expenses passed through to Tenant pursuant to any provisions of this Lease. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of Rent for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by Tenant


                                       8.

until the date refunded by Landlord at the Applicable Interest Rate, and such credit shall be extended to succeeding installments of Rent in the event such overcharge exceeds the amount of the next succeeding such installment. If the term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after such date of expiration or earlier termination. If the audit discloses an underpayment on the part of Tenant, Tenant shall pay to Landlord the amount of the underpayment within ten (10) days. In addition, if such audit by Tenant discloses such an overcharge in excess of the five percent (5%) of the amount payable in accordance with this Lease, then Landlord shall pay to Tenant the reasonable costs and expenses of such audit.

7. ESTIMATED EXPENSES.

      7.1 Payment. The term "Estimated Expenses" for any particular year shall mean Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year. On or prior to the Commencement Date (or as soon thereafter as is reasonably practical) and on or about the last month of each calendar year, Landlord shall give Tenant notice of the Estimated Expenses for the ensuing calendar year. Tenant shall pay the Estimated Expenses with installments of Base Rent in monthly installments on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses by more than five percent (5%), Landlord may, by notice to Tenant, revise the Estimated Expenses, and Tenant's monthly installments for the remainder of the year shall be adjusted so that by the end of the calendar year Tenant has paid to Landlord the revised estimate for the year.

      7.2 Adjustment. The term "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Estimated Expenses and the Operating Expenses and Real Property Taxes for a calendar year. Within ninety (90) days after the end of each calendar year, Landlord shall deliver to Tenant a statement of Operating Expenses and Real Property Taxes for the prior calendar year, accompanied by a computation of the Adjustment. If Tenant's payments are less than the actual amount of Operating Expenses and Real Property Taxes, then Tenant shall pay to Landlord the difference within thirty
(30) days after receipt of Landlord's statement. If. Tenant's payments exceed the actual amount of Operating Expenses and Real Property Taxes, then Landlord shall credit such amount to the next installment of Rent due and, to the extent necessary, any successive installments of Rent due.


                                       9.

8. INSURANCE.

      8.1 Landlord. Landlord shall maintain "Special Form" property insurance or equivalent if "Special Form" property insurance is not available including, at Landlord's option, vandalism, hazardous materials and malicious mischief coverage, earthquake/volcanic action, flood and/or surface water coverage, a sprinkler leakage endorsement, an inflation endorsement and a building ordinance endorsement, covering the Building (but excluding any built-in equipment which is pledged as security for any loan or equipment financing obtained by Tenant) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Upon Tenant's written request, Landlord shall deliver to Tenant certificates evidencing the coverage required under this Section.

      8.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

            8.2.1 Commercial General Liability Insurance (Occurrence Form). A policy of Commercial General Liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, products/completed operations and personal injury coverage;

            8.2.2 Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

            8.2.3 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000.00);


                                      10.

            8.2.4 Property Insurance. "Special Form" property insurance or equivalent if "Special Form" property insurance is not available including vandalism and malicious mischief coverage and boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, fixtures and equipment, including electronic data processing equipment, of Tenant (and coverage for the full replacement cost thereof) (the "Tenant's Property"), together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises;

            8.2.5 Business Income/Extra Expense Insurance. Business Income With Extra Expense insurance (form CP 0030 or equivalent) with a minimum fifty percent (50%) Coinsurance Percentage and the Agreed Value option.

            8.2.6 Additional Insurance. Any such other insurance as Landlord or Landlord's lender may reasonably require.

      8.3 General.

            8.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in California and having a "General Policyholders Rating" of at least A:X or better (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide" or "Best's Key Rating Guide."

            8.3.2 Increased Coverage. Landlord, upon written notice to Tenant, may require Tenant to increase the amount of any insurance coverage maintained by Tenant under Section 8.2 to the amount of insurance coverage that landlords of similar buildings located in Alameda and Santa Clara Counties customarily require tenants to maintain.

            8.3.3 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance with the Additional Insured Endorsement and the Primary Insurance Endorsement(s) attached for all insurance required to be maintained by Tenant, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty
(30) days' prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least (10) days'

                                      11.

notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

            8.3.4 Additional Insureds. Landlord, any property management company of Landlord for the Premises and any other party designated by Landlord shall be named as additional insureds under all of the policies required by Section 8.2.1. The policies required under Section 8.2.1 shall provide for severability of interest.

            8.3.5 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

            8.3.6 Waiver of Subroqation. Landlord and Tenant waive any right to recover against the other for damages covered by insurance or which would have been covered by insurance had the applicable party maintained the insurance required to be maintained by that party under the terms of this Lease. This provision is intended to waive fully, and for the benefit of Landlord or Tenant, as applicable, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverages obtained by Landlord and Tenant pursuant to this Lease shall include, without limitation, waiver of subrogation endorsements.

      8.4 Tenant's Indemnity. Tenant shall indemnify, protect and defend by counsel reasonably satisfactory to Landlord and hold harmless Landlord and Landlord's officers, directors, shareholders, employees, partners, members, lenders and successors and assigns from and against any and all claims arising from (i) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises and (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, arising from any negligence of Tenant or any of Tenant's agents, contractors or employees, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause; and Tenant hereby waives all claims in respect thereof against Landlord; except to


                                      12.

the extent such claims are caused by Landlord's gross negligence or wilful misconduct.

      8.5 Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

      8.6 Landlord's Indemnity. Landlord shall indemnify, protect and defend by counsel reasonably satisfactory to Tenant and hold harmless Tenant and Tenant's officers, directors, shareholders, employees and successors and assigns from and against any and all claims arising from Landlord's gross negligence or wilful misconduct.

9. REPAIRS AND MAINTENANCE.

      9.1 Tenant. Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises (except for those portions of the Premises required to be maintained by Landlord pursuant to Sections 9.2), including the roof, building systems, including the HVAC system, floors and floor coverings, interior plumbing, electrical wiring, fixtures and equipment, in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a good and workmanlike manner. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, (a) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and (b) repair any area damaged by Tenant, Tenant's agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord. In addition, Tenant shall enter into and maintain during the Term a regularly scheduled maintenance contract for the maintenance of the HVAC system in the Building. Tenant shall furnish to Landlord a copy of the maintenance contract upon Landlord's written request therefor.

      9.2 Landlord. Landlord, at Landlord's sole cost and expense, shall repair damage to the foundation and the structural portions of the Building; provided, however, if such damage is


                                      13.

caused by the negligent act or omission of Tenant, then such repairs shall be at Tenant's sole expense. There shall be no abatement of Rent during the performance of such work. Subject to Tenant's right to receive a Rent abatement in certain circumstances as set forth in Section 4, Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect respecting the Premises.

      9.3 Services. Landlord shall be responsible for administering the maintenance and repair of the landscaping of the Property and the Parking Lot (the costs of which shall be included as Operating Expense). All other services, including security and janitorial services, shall be the responsibility of Tenant.

10. ALTERATIONS.

      10.1 Trade Fixtures; Alterations. Tenant may install trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural damage thereto. Other than Tenant's Work and except as expressly provided below, Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall have the right to make non-structural alterations to the interior of the Premises costing in the aggregate not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) over the term of this Lease without the prior written consent of Landlord, provided that (i) Tenant furnishes to Landlord, at least ten (10) days prior to commencing such non-structural alterations documents substantiating the proposed alterations,
(ii) Tenant has obtained all of the necessary governmental permits for the proposed alterations and (iii) the proposed alterations do not materially impair the value of the Premises, as reasonably determined by Landlord. Tenant shall reimburse Landlord for all commercially reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions (without mark-up), including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Tenant shall provide Landlord with a set of "as-built" drawings for any such work, together with copies of all permits obtained by Tenant in connection with performing any such work, within thirty (30) days of completing such work.


                                      14.

      10.2 Damage; Removal. Tenant assumes the risk of damage to any of Tenant's fixtures, equipment, furniture or alterations. Tenant shall repair all damage to the Premises caused by the installation or removal of such items. Upon the termination of this Lease, Tenant shall remove any or all alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to their condition existing prior to the construction of any such items. Notwithstanding the foregoing, Tenant may request in writing at the time Tenant requests Landlord's consent to a proposed alteration or, if Landlord's prior consent is not required, at the time Tenant notifies Landlord of the proposed alteration that Landlord determine whether the proposed alteration must be removed by Tenant at the expiration or termination of the Lease. Landlord shall have seven (7) days from Landlord's receipt of Tenant's written request in which to respond. If Landlord fails to respond to Tenant's written request within the seven (7) day period, Tenant shall be required to remove the proposed alteration at the expiration or termination of this Lease. Except for any alterations or additions which Tenant is required or permitted to remove at the expiration or termination of the Term, all alterations or additions made by Tenant to the Premises shall become part of the Premises and the property of Landlord on the date that the alterations or additions are completed. All items removed by Tenant or any restoration to the Premises required to be completed by Tenant shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises.

      10.3 Liens. Tenant shall pay, discharge or record a release bond executed by an admitted surety insurer authorized to issue surety bonds in the State of California within ten (10) days after the filing of any lien, all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least seven (7) days' prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

11. USE. The Premises shall be used only for the Permitted Uses and for no other uses and otherwise consistent with any applicable governmental laws, ordinances statutes, orders and regulations and any declaration of covenants, conditions and restrictions or any supplement thereto which has been recorded in any official or public records with respect to the Premises or


                                      15.

any portion thereof. Tenant shall comply with all applicable governmental laws, ordinances and statutes, including, without limitation, compliance with any governmental laws, ordinances and statutes which require structural modifications to the Building, modifications to the Building systems or the installation of new building service equipment in the Building. In addition, Tenant shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors, roof or structure of the Premises, subject the Premises to any use which would damage the same or raise or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted.

12. ENVIRONMENTAL MATTERS.

      12.1 Environmental Laws. As used herein, "Environmental Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C.ss.9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 36901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 31801, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code 325100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code 325300, et seq., the Safe Drinking Water and Toxic Enforcement Act, Cal. Health and Safety Code 325249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code 313000, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

      12.2 Hazardous Materials. As used herein, "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Environmental Laws; (b) is controlled or governed by any Environmental Laws or gives rise to any reporting, notice or publication requirements hereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (c) is flammable or explosive material, oil, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).


                                      16.

      12.3 Use. Tenant shall not cause, or allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, except for
(i) the Hazardous Materials listed in Exhibit E, (ii) Hazardous Materials other than those listed on Exhibit E which have been approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and
(iii) routine office and janitorial supplies in usual and customary quantities; all of which shall be stored, used and disposed of in accordance with all applicable Environmental Laws. Landlord's approval may be subject to reasonable conditions to protect the Premises and Landlord's interests. Landlord may withhold its approval or may revoke its approval if Landlord determines in its reasonable discretion that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Environmental Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Section 12.

      12.4 Compliance With Laws; Handling of Hazardous Materials. Tenant and Tenant's Parties shall strictly comply with, and shall maintain the Premises in compliance with, all Environmental Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Environmental Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord's request, Tenant shall deliver copies of all such permits, licenses and approvals and any applications for any permits, licenses and approvals. Prior to occupancy of the Premises, Tenant shall submit to Landlord a copy of the Hazardous Materials Management Plan for its operations to the extent Tenant is required to prepare a Hazardous Materials Management Plan under applicable Environmental Laws. If requested by Landlord, Tenant shall submit a copy of an updated Hazardous Materials Management Plan to Landlord annually on the anniversary date of this Lease. Tenant shall dispose of all waste that is or may contain Hazardous Materials at permitted off-site treatment, storage or disposal facilities in accordance with all applicable Environmental Laws and shall provide Landlord with a copy of any hazardous waste manifests. All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Environmental Laws. Tenant shall perform any monitoring, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Premises or any violation of Environmental Laws by Tenant, Tenant's Parties or any successor or sublessee of Tenant or Tenant's Parties. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect


                                      17.

Landlord's interests. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene.

      12.5 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord's and Tenant's insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

      12.6 Notice; Reporting. Tenant shall notify Landlord, in writing, within five (5) days after any of the following: (a) Tenant has knowledge, or has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises in violation of Environmental Laws or which is required to be reported to a public agency; (b) Tenant receives any order of a governmental agency requiring any Remedial Work pursuant to any Environmental Laws; (c) Tenant receives any warning, notice of inspection, notice of violation or alleged violation, or Tenant receives notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Environmental Laws; or (d) Tenant receives notice or knowledge of any claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials. If the potential risk of any of the foregoing events is material, Tenant shall deliver immediate oral notice to Landlord, in addition to written notice as set forth above. Tenant shall deliver to Landlord copies of all test results, reports and business or management or closure plans required to be filed with any governmental agency pursuant to any Environmental Laws.

      12.7 Termination/Expiration. At Landlord's election, Tenant shall have a Phase II Environmental Site Assessment performed of the Premises by an independent consulting firm mutually acceptable to Tenant and Landlord any time during the last twelve (12) months of the term this Lease or, if this Lease is terminated early for any reason, immediately following the termination of this Lease. Such Phase II Environmental Site Assessment shall include, without limitation, subsurface testing, soil and groundwater testing, and other tests in locations where Hazardous Materials have been used or stored, necessary to (i) investigate the condition of the Premises, (ii) determine compliance with all Environmental Laws, and (iii) determine whether any Hazardous Materials have been disposed or otherwise released on the Premises. Tenant and Landlord shall each pay one-half of the cost of obtaining the Phase II Environmental Site Assessment; provided, however, Tenant shall pay one hundred percent (100%) of the cost of any work required by any governmental agency in order to obtain closure of the site. Tenant shall provide Landlord with a copy of the independent consultant's Phase II Environmental Site Assessment Report and copies of all data obtained by the independent consultant, or by or on behalf of Tenant, within thirty (30) days after Tenant's receipt of such report or data. Prior to the termination or expiration of this Lease, Tenant, at Landlord's election, and at


                                      18.

Tenant's cost, shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition free of Hazardous Materials, to the extent the condition is caused by Tenant or any successor or sublessee of Tenant or their respective agents, contractors, employees, licensee or invitees.

      12.8 Indemnity. Tenant shall indemnify, protect, defend and hold harmless Landlord and its partners, members, officers, directors, shareholders, employees and agents from and against any and all liabilities, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys' fees and court costs) arising out of or in connection with any breach of any provisions of this Section 12 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or Tenant's Parties on, under or about the Premises during the Term. Any defense of Landlord pursuant to this Section 12 shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Environmental Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Section 12. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Section 8.4 of this Lease. Tenant's obligations pursuant to this
Section 12 shall survive the termination or expiration of this Lease.

      12.9 Entry and Inspection; Cure. Landlord, and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Premises upon not less than twenty-four (24) hours' prior notice to Tenant, except in case of an emergency (whereupon notice shall be given as soon as is practicable) or if Landlord has reasonable cause to believe that violations of this Section 12 have occurred, to inspect the Premises and Tenant's compliance with the terms and conditions of this Section 12, or to conduct investigations and tests. If any non-compliance by Tenant under this Section 12 is not cured within thirty
(30) days after notice from Landlord or such earlier time if immediate remedial action is required, Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Section 12 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding. Tenant shall pay, upon demand, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the Interest Rate from the date of demand until the date paid by Tenant. If Tenant is not occupying the Premises or Tenant is occupying the Premises and Landlord's reasonable estimate of the cost of the Remedial Work exceeds Fifty Thousand Dollars ($50,000.00), then Tenant shall pay to Landlord such amount in advance of Landlord performing any Remedial Work, based upon Landlord's reasonable estimate of the cost of the Remedial Work. Upon completion of the Remedial work by Landlord, Tenant shall pay to Landlord either the cost of the Remedial Work or any shortfall promptly after Landlord's written


                                      19.

request therefor or Landlord shall refund to Tenant any excess deposit, as the case may be.

      12.10 Default. The release or discharge of any Hazardous Material or the violation of any Environmental Laws by Tenant or any successor or sublessee of Tenant shall be a material default by Tenant under this Lease.

13. DAMAGE AND DESTRUCTION.

      13.1 Casualty. If the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt thereof, Landlord shall notify Tenant whether such repairs can reasonably be made: (1) within one hundred twenty (120) days;
(2) in more than one hundred twenty (120) days but in less than two hundred seventy (270) days; or (3) in more than two hundred seventy (270) days from the date of such notice.

            13.1.1 Less Than 120 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can be reasonably completed within one hundred twenty (120) days, this Lease shall not terminate and Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace any alterations, partitions, fixtures, additions and improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant (other than those improvements constructed as part of Tenant's Work which are not pledged as security for any loan or equipment financing obtained by Tenant); provided, however, if the Premises is damaged during the last six (6) years of the term of this Lease and insurance proceeds (excluding the deductible amount) are not available to fully repair the Premises, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If Landlord elects to terminate this Lease pursuant to this
Section 13.1.1, Tenant shall have the right to exercise its right to extend the term pursuant to Section 18 by written notice to Landlord within thirty (30) days of Tenant's receipt of Landlord's termination notice provided that the balance of the Term (including the extended term) would extend at least five (5) years beyond the date on which Landlord reasonably estimates the restoration of the Premises will be substantially completed. If Tenant timely exercises its right to extend the term of this Lease as provided above, this Lease shall continue in full force and effect notwithstanding Landlord's election to terminate this Lease and Landlord shall be required to repair the Premises as provided above. The Rent payable hereunder shall be abated proportionately from the date Tenant vacates the Premises only to the extent rental abatement insurance proceeds are received by Landlord and the Premises are unfit for occupancy.

            13.1.2 Greater Than 120 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can be reasonably completed in more than one hundred twenty (120) days but in less than two hundred seventy (270) days, then Landlord shall have the option of: (1) terminating this Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (2)


                                      20.

electing to repair the Premises, except that Landlord shall not be required to rebuild, repair or replace any part of the alterations, partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant (other than those improvements constructed as part of Tenant's Work which are not pledged as security for any loan or equipment financing obtained by Tenant). The Rent payable hereunder shall be abated proportionately from the date Tenant vacates the Premises only to the extent rental abatement insurance proceeds are received by Landlord and the Premises are unfit for occupancy.

            13.1.3 Greater Than 270 Days. If the Premises should be so damaged that rebuilding or repairs cannot be completed within two hundred seventy (270) days, either Landlord or Tenant may terminate this Lease by giving written notice to the other party within ten (10) days after notice from Landlord regarding the time period of repair; and this Lease and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises provided that insurance proceeds are available to fully repair the damage, except that Landlord shall not be required to rebuild, repair or replace any alterations, partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant, (other than those improvements constructed as part of Tenant's Work which are not pledged as security for any loan or equipment financing obtained by Tenant). During the time when Landlord is prosecuting such repairs to completion, the Rent payable hereunder shall be abated proportionately from the date Tenant vacates the Premises only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

            13.1.4 Tenant's Election to Repair. If Landlord elects to terminate this Lease pursuant to Sections 13.1.1, 13.1.2 or 13.1.3, Tenant, by written notice to Landlord within ten (10) days after Tenant's receipt of Landlord's notice electing to terminate this Lease, may elect to repair the Premises at Tenant's own cost and expense, if Tenant elects to repair the Premises, then (i) this Lease shall continue in full force and effect notwithstanding Landlord's election to terminate and (ii) Tenant shall promptly commence and diligently prosecute to completion the repair of the Premises.

            13.1.5 Failure to Repair. If Landlord either is required to or elects to repair the Premises in accordance with this Section 13.1 and Landlord fails to substantially complete such repairs within three hundred sixty (360) days after the date on which Landlord notifies Tenant of Landlord's estimate of the


                                      21.

time required to complete the repairs to the Premises, then, Tenant, by written notice to Landlord given within ten (10) days after the expiration of the three hundred sixty (360) day period, may elect to terminate this Lease effective as of the thirtieth (30th) day after Landlord's receipt of Tenant's notice.

      13.2 Wilful Misconduct. If any portion of the Premises is damaged resulting from the wilful misconduct of Tenant or any of Tenant's Parties, Rent shall not be diminished during the repair of such damage. In addition, if any portion of the Premises is damaged resulting from the wilful misconduct, fault, negligence or breach of this Lease by Tenant or any of Tenant's Parties, Tenant shall not have the right to terminate this Lease pursuant to this Section 13.

      13.3 Uninsured Casualty. In the event that any portion of the Premises is damaged and is not fully covered by insurance proceeds received by Landlord or insurance which Landlord is required to obtain under this Lease, or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, and Landlord elects not to pay the difference between the amount of insurance proceeds received by Landlord and the cost of the repairs to the Premises, then Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days after the date of notice to Tenant of any such event. In the event that Tenant does not elect to terminate this Lease and Tenant elects not to pay such difference, Landlord shall have the right to terminate this Lease by delivering written notice to Tenant within thirty (30) days after such election by Tenant or Tenant's failure to elect, as applicable, whereupon this Lease shall terminate effective as of the date of Landlord's notice.

      13.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law.

14. EMINENT DOMAIN.

      14.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination.

      14.2 Partial Condemnation. If any portion of the Premises is Condemned and such partial condemnation renders the Premises unusable for Tenant's business, this Lease shall terminate as of


                                      22.

the date of title vesting or order of immediate possession in such proceeding and Rent shall be adjusted to the date of termination. If such partial condemnation does not render the Premises unusable for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting Rent shall be equitably adjusted.

      14.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided that Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with the value of Tenant's merchandise, furniture, fixtures and non-built-in equipment and/or the costs of moving to a new location.

      14.4 Temporary Condemnation. In the event of a temporary condemnation, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section.

15. DEFAULT.

      15.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

            15.1.1 Failure to Pay Rent. Failure to pay Rent within five (5) days after written notice from Landlord that the Rent is past due;

            15.1.2 Failure to Perform. Failure to commence to cure a default in the performance of any of Tenant's covenants hereunder (except default in the payment of Rent) within thirty (30) days after written notice from Landlord; or

            15.1.3 Bankruptcy. The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation


                                      23.

or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold.

      15.2 Remedies.

            15.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied.

                  15.2.1.1 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom, subject to the rights of any lender or equipment lender who has a security interest in Tenant's personal property.

                  15.2.1.2 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after


                                      24.

the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and
(b) above, shall be computed at the greater of ten percent (10%) per annum or five percent (5%) per annum plus the federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the twenty-fifth
(25th) day of the month preceding the date of this Lease, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            15.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all reasonable costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. Landlord has the remedy described in California Civil Code
Section 1951.4 (i.e., Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

            15.2.3 Application of Rent. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Operating Expenses and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Operating Expenses and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord.


                                      25.

If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, Landlord incurred in reletting that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

      15.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

16. ASSIGNMENT AND SUBLETTING.

      16.1 Consent Required. Tenant shall not assign or sublet, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld. The transfer of any controlling or managing ownership or beneficial interest in Tenant shall constitute an assignment hereunder. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thirty (30) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice and all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, to notify Tenant in writing that Landlord elects: (1) to permit Tenant to assign this Lease or sublet such space, subject however to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease received by Landlord hereunder or reasonably requested by Landlord; or (2) to disapprove such proposed assignment or subletting. If Landlord should fail to notify Tenant in writing of such election, Landlord shall be deemed to have elected option (2). This Lease may not be assigned by operation of law. Any


                                      26.

purported assignment or subletting contrary to the provisions hereof shall be void.

      16.2 Bonus Rent. If Tenant receives monthly rent or other consideration for any transfer in excess of the monthly Rent due under this Lease or, in case of the sublease of a portion of the Premises, in excess of the monthly Rent that is fairly allocable to such portion, Tenant shall pay to Landlord fifty percent (50%) of the difference between each payment of monthly rent or other consideration and the monthly Rent due hereunder. Prior to allocating between Landlord and Tenant any monthly rent or other consideration paid by any assignee or subtenant, in addition to deducting the monthly Rent that is allocable to the portion of the Premises subject to the assignment or sublease, the amortized portion of the Transfer Expenses (as hereinafter defined) shall also be deducted from the monthly rent or other consideration payable by the assignee or subtenant in connection with the assignment or sublease. The transfer expenses (the "Transfer Expenses") consist of (i) the actual, documented and reasonable out-of-pocket costs paid or incurred by Tenant for attorneys' fees and brokerage commissions in connection with the assignment or subletting and (ii) an amount equal to the product of (A) the amount of the Tenant Improvements (defined in Exhibit B) constructed in the Premises and paid for by Tenant (excluding those Tenant Improvements paid for out of the Tenant Improvement Allowance (defined in Exhibit B)) and (B) a fraction, the numerator of which is the number of months remaining in the original Term and the denominator of which is one hundred forty-four (144) (i.e., the number of months in the original Term). The Transfer Expenses shall be amortized on a straight-line basis without interest over the remaining Term. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence.

      16.3 No Release. In the event Tenant assigns all or any part of its interest in this Lease or subleases all or any portion of the Premises, Tenant shall continue to be liable as a principal, and not merely as a guarantor or surety, to the same extent as though no assignment or subletting had been made. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted assignment shall be effective until there has been delivered to Landlord an original of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the space and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.


                                      27.

Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises.

      16.4 Consent Not Required. Notwithstanding anything to the contrary contained in this Section 16, an assignment or subletting of all or any portion of the Premises to or by a "Permitted Affiliate" (defined below) shall not be deemed an assignment or subletting under this Lease and, as a result, shall not be subject to Landlord's consent or Landlord's right to receive excess rent in connection with the assignment or subletting. Tenant shall provide Landlord with not less than ten (10) days' prior written notice of any assignment or subletting to a Permitted Affiliate. As used in this Lease, the term "Permitted Affiliate" shall mean (i) any person, corporation or other entity which is controlled by, controls or is under common control with Tenant, or (ii) any entity which merges or consolidates with Tenant or its successor in interest under this Lease or acquires all or substantially all of Tenant's or such successor's stock or assets, provided that such person, corporation or entity has a creditworthiness and net worth as of the effective date of such transfer of not less than the creditworthiness and net worth of Tenant as of the effective date of the proposed transfer. The term "control" as used in this
Section 16 shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity.

17. ESTOPPEL, ATTORNMENT AND SUBORDINATION.

      17.1 Estoppel. Within ten (10) days after request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit F, to any proposed mortgagee, purchaser or Landlord. If Tenant fails to deliver to Landlord the estoppel certificate within the ten (10) day period referenced above, Landlord shall send to Tenant (with a copy to Tenant's attorney at the address noted below) a second request for Tenant to execute the estoppel certificate. If Tenant fails to deliver the executed estoppel certificate to Landlord within five (5) days after Landlord's second request therefor, Tenant's failure to deliver the executed estoppel certificate to Landlord within such time period shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one period's Base Rent has been paid in advance. Landlord reserves the right to substitute a different form of estoppel certificate upon the reasonable request of any proposed mortgagee or purchaser.


                                      28.

      Hale and Dorr
      60 State Street
      Boston, MA 02109
      Attn: Mark Borden, Esq.

      17.2 Attornment. In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon Tenant's receipt of a commercially reasonable non-disturbance agreement.

      17.3 Subordination. Provided and on the condition that Tenant receives from the beneficiary under any mortgage or deed of trust which encumbers the Premises or Landlord's interest therein or any ground lessor of the Property a commercially reasonable non-disturbance agreement, this Lease and Tenant's interest in the Premises shall be subordinate to the beneficiaries' or ground lessor's interest in the Premises and to the applicable deed of trust, mortgage or ground lease and any amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute whatever documentation may be required to further effect the provisions of this paragraph.

18. Extension Option.

      18.1 Option to Extend. Tenant shall have two (2) options to extend the Term for a period of five (5) years each (hereinafter referred to as the "First Extension Term" and the "Second Extension Term", respectively), provided that at the time Tenant's Extension Notice (defined below) is given and at the time the First Extension Term and the Second Extension Term (each of which are sometimes hereinafter referred to as the "Extension Term") is to commence (i) Tenant is not in default under the Lease after the expiration of all applicable grace or cure periods and (ii) Versicor, Inc., or a Permitted Affiliate of Versicor, Inc., is in occupancy of at least fifty percent (50%) of the Premises. Tenant shall exercise such option, if at all, by written notice ("Tenant's Extension Notice") to Landlord not later than twelve (12) months, nor earlier than fifteen
(15) months (except as provided in Section 13.1.1), prior to the expiration of the original Term or the First Extension Term, as the case may be. Tenant's failure to deliver Tenant's Extension Notice to Landlord in a timely manner shall be deemed a waiver of Tenant's option to extend the Term and any future extension option shall lapse and be of no force or effect.


                                      29.

      18.2 Exercise of Option.

            18.2.1 First Extension Term. If Tenant exercises its extension option for the First Extension Term, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant's options to further extend the Term shall be reduced in number by one, (ii) the monthly Base Rent at the commencement of the First Extension Term shall be the greater of (A) ninety-five percent (95%) of the "Fair Market Rent" prevailing at the commencement of the First Extension Term or
(B) the monthly Base Rent in effect at the end of the original Term; subject to increase on an annual basis by the amount of Two Thousand Seven Hundred Fifty Dollars ($2,750.00). Landlord shall not be responsible for any brokerage commission or finder's fee in connection with Tenant's exercise of its option to extend the Term. The parties hereby acknowledge that Brokers are not entitled to any real estate commission or finder's fee in connection with Tenant's exercise of its option to extend the Term.

            18.2.2 Second Extension Term. If Tenant exercises its extension option for the Second Extension Term, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of this Lease, except (i) Tenant shall have no further option to extend the term of this Lease, (ii) the monthly Base Rent at the commencement of the Second Extension Term shall be the greater of (A) ninety-five percent (95%) of the "Fair Market Rent" prevailing at the commencement of the Second Extension Term or (B) the monthly Base Rent in effect at the end of the First Extension Term; subject to increase on an annual basis by the amount of Two Thousand Seven Hundred Fifty Dollars ($2,750.00). Landlord shall not be responsible for any brokerage commission or finder's fee in connection with Tenant's exercise of its option to extend the Term. The parties hereby acknowledge that Brokers are not entitled to any real estate commission or finder's fee in connection with Tenant's exercise of its option to extend the Term.

      18.3 Determination of Fair Market Rent.

            18.3.1 Agreement on Rent. For the purposes of this Amendment, "Fair Market Rent" means the fair market monthly Base Rent expected to prevail as of the commencement of the Extension Term with respect to leases of industrial/research and development space within buildings located in Ardenwood Corporate Commons in Fremont, California, of a quality and age and with interior improvements (other than those constructed and paid for by Tenant), parking, site amenities, building systems, location, identity and access all comparable to that of the Premises, for a term of approximately five (5) years. Within fifteen (15) days after Landlord's receipt of Tenant's Extension Notice, by written


                                      30.

notice to Tenant ("Landlord's Rent Notice"), Landlord shall advise Tenant as to Landlord's determination of the Fair Market Rent if such amount is in excess of the Base Rent in effect at the expiration of the original Term or First Extension Term, as applicable. If Tenant disagrees with Landlord's determination; within fifteen (15) days after Tenant's receipt of Landlord's Rent Notice, by written notice to Landlord ("Tenant's Rent Notice"), Tenant shall advise Landlord as to Tenant's determination of the Fair Market Rent. If Tenant shall fail to timely send Tenant's Rent Notice, Tenant shall be bound by Landlord's determination as set forth in Landlord's Rent Notice. If Tenant shall timely send to Landlord Tenant's Rent Notice, Landlord and Tenant shall attempt in good faith to reach agreement as to the Fair Market Rent within fifteen (15) days of Landlord's receipt of Tenant's Rent Notice.

            18.3.2 Selection of Appraisers. If Landlord and Tenant are unable to agree as to the Fair Market Rent within the aforementioned fifteen (15) day period as evidenced by a written amendment to the Lease executed by them, then, within ten (10) days after the expiration of the fifteen (15) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with membership in the Appraisal Institute and M.A.I. designation and with at least five (5) years' full-time commercial appraisal experience in the Fremont area to appraise and set the monthly Base Rent during the Extension Term. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the monthly Base Rent during the Extension Term. If two (2) appraisers are appointed by Landlord and Tenant as stated in this Section, they shall attempt to select a third appraiser meeting the qualifications stated in this Section within ten (10) days. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then president of the real estate board of the county in which the Building is located, or to the Presiding Judge of the Superior Court of the county in which the Building is located, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

            18.3.3 Value Determined By Three (3) Appraisers. The Appraisers shall determine the Fair Market Rent by using the "Market Comparison Approach" with the relevant market being buildings located in Ardenwood Corporate Commons, in Fremont,


                                      31.

California, of a quality and age and with interior improvements (other than those constructed and paid for by Tenant), parking, site amenities, building systems, location, identity and access all comparable to that of the Building. Within thirty (30) days after the selection of the third appraiser, Landlord's appraiser shall arrange for the simultaneous delivery to Landlord of written appraisals from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Fair Market Rent. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the monthly Base Rent for the Premises during the Extension Term. If both the low appraisal and the high appraisal are disregarded as stated in this Section, the middle appraisal shall be the Fair Market Rent.

      18.3.4 Notice to Landlord and Tenant. After the Fair Market Rent has been set, the appraisers immediately shall notify Landlord and Tenant, and Landlord and Tenant immediately shall execute an amendment to the Lease stating the monthly Base Rent.

19. MISCELLANEOUS.

      19.1 General.

            19.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

            19.1.2 Time of Essence. Time is of the essence of this Lease.

            19.1.3 Attorneys' Fees. In any action which either party brings to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

            19.1.4 Severable. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.


                                      32.

            19.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

            19.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

            19.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, to the extent assignment is approved by Landlord, the successors and assigns of Tenant.

            19.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

            19.1.9 Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent.

            19.1.10 Agency, Partnership or Joint Venture. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease or any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

            19.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

            19.1.12 Waiver of Jury Trial. The parties hereto each waive trial by jury in any action or other proceeding (including counterclaims), whether at law or equity, brought by one party against the other on matters arising out of or in any way related to or connected with this Lease.

      19.2 Signs. Tenant shall have the right, at its sole cost and expense, to construct an exterior sign on the Building and in front of the entrance to the Building, displaying its corporate name and logo. All signs and graphics of every kind visible in or from public view or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject


                                      33.

to (i) any applicable governmental laws, ordinances and regulations (ii) any covenants, conditions and restrictions now or hereinafter recorded against the Property and (iii) in compliance with the reasonable requirements of Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

      19.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing, and no waiver shall affect any default other than the default specified in the waiver and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party.

      19.4 Financial Statements. Tenant shall provide to Landlord, Landlord's lender or any potential purchaser of Landlord's interest in the Premises a copy of Tenant's most recent audited financial statements, including income statement, balance sheet and cash flow statement, and any quarterly statement if available. Tenant's audited financial statements shall not be dated more than eighteen (18) months prior to Landlord's request therefor.

      19.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder provided that the transferee of Landlord's interest shall assume in writing all liabilities and obligations of Landlord hereunder (including those related to the Security Deposit) from the date of such transfer.

      19.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a


                                      34.

written notice given to the other party. As long as Sepracor, Inc. is guarantying the performance by Tenant of its obligations under this Lease, Landlord shall deliver a copy of any notice sent to Tenant to Sepracor, Inc., 111 Locke Drive, Marlborough, MA 01752; Attn: Chief Financial Officer. Notices shall be deemed served upon the earlier of receipt or refusal of delivery.

      19.7 Brokerage Commission. Landlord shall pay a brokerage commission to Brokers in accordance with a separate agreement between Landlord and Brokers. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Brokers, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Tenant and Landlord, respectively, shall each indemnify, defend by counsel acceptable to the other, protect and hold each other harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Premises and this Lease other than Brokers.

      19.8 Authorization. Tenant shall furnish to Landlord, within ten (10) days after written request, evidence satisfactory to Landlord that the person who executed this Lease on behalf of Tenant was duly authorized to do so. Tenant represents and warrants to Landlord that (i) Tenant has the full capacity and authority to enter into this Lease and perform its obligations hereunder and
(ii) neither this Lease nor the transactions contemplated hereunder conflict with or violate the provisions of any agreement to which Tenant is bound.

      19.9 Holding Over; Surrender.

            19.9.1 Hold Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease.

            19.9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall remove all of Tenant's non-built-in equipment, trade fixtures and personal property from the Premises prior to the expiration of this Lease. In addition, upon expiration of this Lease, Tenant shall have the right to remove any lab benches, fume hoods or


                                      35.

cold rooms in the Premises that were paid for and installed by Tenant. In the event this Lease is terminated as a result of Tenant's default of its obligations hereunder, Tenant shall not have the right to remove any lab benches, fume hoods or cold rooms from the Premises, and the lab benches, fume hoods and cold rooms shall remain part of the Premises and the property of Landlord, except to the extent the lab benches, fume hoods or cold rooms are pledged as security for a loan or equipment financing entered into by the Tenant as provided in Section 19.13. Tenant shall repair any damage caused to the Premises as a result of Tenant's removal of its equipment, trade fixtures and personal property. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

      19.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

      19.11 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

      19.12 Quiet Enjoyment. So long as no Event of Default exists hereunder, Tenant's enjoyment of the Premises shall not be disturbed, hindered or molested by Landlord in any manner.

      19.13 Financing of Equipment and Personal Property.

            19.13.1 Non-Built-In Equipment and Personal Property. Tenant shall have the right to pledge as security for any loan or financing agreement entered into by Tenant all or any portion of Tenant's interest in Tenant's personal property or non-built-in equipment located on or in the Premises (collectively, "Tenant's Personal Property"). Landlord agrees to subordinate to Tenant's lender or equipment lenders (collectively, "Tenant's Lender") all of Landlord's right, title and interest in and to Tenant's Personal Property, subject to the terms and conditions set forth in Section 19.13.3. Landlord shall execute and deliver to Tenant a written subordination of Landlord's interest in Tenant's Personal Property, subject to the conditions contained herein, within fourteen (14) days after Tenant's written request therefor.

            19.13.2 Built-In Equipment. Tenant shall have the right to pledge as security for any loan or financing agreement entered into by Tenant its interest in the lab benches, fume hoods and cold rooms constructed in or on the Premises (collectively, the "Built-In Equipment") as provided herein. The initial cost of the Built-In Equipment pledged by Tenant as security for any loan or financing agreement entered into by


                                      36.

Tenant may not exceed the lesser of (i) the total amount expended by Tenant for Tenant Improvements (excluding the Tenant Improvements paid for out of the Tenant Improvement Allowance and all trade fixtures, furniture, furnishings, non-built-in equipment, and any other personal property of Tenant) multiplied by fifteen percent (15%) or (ii) One Million Dollars ($1,000,000.00). Landlord agrees to subordinate to Tenant's Lender all of Landlord's right, title and interest in and to the Built-In Equipment encumbered by Tenant as provided in this section, subject to the terms and conditions set forth in Section 19.13.3. Landlord shall execute and deliver to Tenant a written subordination of Landlord's interest in the Built-In Equipment, subject to the conditions contained herein, within fourteen (14) days after Tenant's written request therefor.

            19.13.3 Conditions to Landlord's Subordination. Landlord shall subordinate to Tenant's Lender all of Landlord's right, title and interest in and to Tenant's Personal Property and the Built-In Equipment provided that each of the following conditions are met:

                  19.13.3.1 Tenant's Personal Property. With respect to Landlord's subordination of its interest in Tenant's Personal Property, Tenant's Lender agrees in writing that:

                        (a) Tenant's Lender shall notify Landlord in writing of any default by Tenant under the terms of its loan or financing agreement;

                        (b) Tenant's Lender shall provide Landlord with not less than ten (10) days' prior written notice of its intent to enter the Premises and remove its collateral;

                        (c) Tenant's Lender shall enter the Premises only when accompanied by a representative of Landlord;

                        (d) Tenant's Lender shall not commit, or permit to be committed, any structural damage to the Premises or any improvement of which the Premises are a part in removing any collateral from the Premises;

                        (e) Tenant's Lender shall immediately repair any damage to the Premises caused by Tenant's Lender's removal of its collateral and restore the Premises to its condition existing immediately prior to the installation of the collateral removed by Tenant's Lender;

                        (f) Tenant shall advise Landlord in writing within twenty (20) days after the expiration or earlier termination of the loan or financing arrangement between Tenant's Lender and Tenant; and


                                      37.

                        (g) Tenant's Lender shall indemnify, protect, defend by counsel satisfactory to Landlord and hold harmless Landlord from and against all claims, costs, expenses and liabilities (including reasonable attorneys' fees) incurred in connection with all claims arising from or as a result of the death of or any accident, injury, loss or damage whatsoever caused to any person or to the property of any person as shall occur on the Premises as a result of any action taken by Tenant's Lender in entering the Premises and removing its collateral.

                  19.13.3.2 Built-In Equipment. With respect to Landlord's subordination of its interest in the Built-In Equipment,

                        (a) All of the conditions set forth in Section 19.13.3.1
(a) through (g) have been met for the Built-In Equipment;

                        (b) Tenant provides Landlord with a detailed list of the Built-In Equipment pledged as security for Tenant's loan or financing agreement, a diagram indicating locations thereof, and an itemized cost breakdown with supporting invoices; and

                        (c) Tenant shall request the inclusion of the following provisions within any financial document with Tenant's Lender and employ reasonable efforts to obtain Tenant's Lender's agreement to same.

                              (i) Tenant's Lender shall not exercise any remedy
to which Tenant's Lender is entitled under its loan or financing agreement with Tenant for a period of ninety (90) days after written notice to Landlord of Tenant's default thereunder;

                              (ii) In the event Tenant defaults under its loan
or financing agreement with Tenant's Lender, Landlord shall have the right to
(i) cure Tenant's default and assume all of Tenant's rights and obligations under the loan or financing agreement provided the creditworthiness of Landlord is approved by Tenant's Lender and (ii) assign to any third party all of Landlord's rights and obligations under the loan or financing agreement provided that the assignee meets Tenant's Lender's commercial credit standards for similar transactions (whereupon Tenant's Lender shall release Landlord from any further liability under the loan or financing agreement); and

                              (iii) Landlord shall have an option to purchase
the collateral from Tenant's Lender following a default by Tenant on its loan or financing agreement. The purchase price of the collateral shall be an amount equal to the


                                      38.

net amount Tenant's Lender would realize from the repossession and sale of the collateral after deducting the estimated cost of repossession, removing, transporting and selling the collateral (including the cost of any estimated repairs that would have to be made to the Premises as a result of Tenant's Lender's removal of the collateral.) Landlord shall be required to exercise such option by written notice to Tenant's Lender at any time prior to Tenant's Lender's removal of the collateral from the Premises.

            Landlord acknowledges and agrees that Tenant's sole obligation under this Section 19.3.3.2(c) is to request the inclusion of the above provisions and employ reasonable efforts to obtain Tenant's Lender's agreement to the same.

            IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

                                       "Landlord"

                                       ARCADIA-TAVISTOCK, L.C., a Virginia
                                       limited liability company, doing
                                       business as Arcadia-Tavistock, LLC
                                       By: ARCADIA BUILDING COMPANY, MANAGER


                                       By: /s/ Eli Reinhard
                                           -------------------------------------
                                           Name: Eli Reinhard
                                           Its: Secretary


                                       "Tenant"

                                       VERSICOR, INC., a Delaware
                                       corporation


                                       By: /s/ Timothy J. Barberich
                                           -------------------------------------
                                           Name: Timothy J. Barberich
                                           Its: Chairman


                                      39.

                                    EXHIBIT A

                                    PROPERTY

Real Property in the City of Fremont, County of Alameda, State of California, described ~ follows:

PARCEL ONE:

Parcel 3 Parcel Map 6773, filed December 16, 1994, Map Book 216, Pages 19 and 20, Alameda County Records.

A.P. Nos. 543-0439-143

PARCEL TWO:

A non-exclusive easement for underground storm drainage pipelines to Convey storm drainage runoff water as granted by TriNet Essential Facilities X, Inc., a Maryland corporation in that certain Drainage Easement Agreement recorded September 20, 1996, Series No. 96238192, as more particularly described as follows:

Being a portion of Parcel 2 as said parcel is shown upon that certain Parcel Map 6773, filed on December 16, 1994, in Book 216 of Maps, at Pages 19-20, Alameda County Records, and being more particularly described as follows:

Being a strip of land 10 feet in width, the centerline of said strip being described as follows:

Commencing at the Westernmost comer of said Parcel 2 said point also being on the Northeasterly right of way line of Dumbarton Circle (78.00 feet wide) as shown upon said map;

Thence along said Northeasterly right of way line and along the arc of a 313.00 foot curve to the right whose center point bears South 24(degree) 13' 22" West, through a central angle of 11(degree) 23' 21", an arc distance of 62.22 feet to the true point of beginning;

Thence departing said Northeasterly right of way line, North 35(degree)40' 25" West, 25.91 feet;

Thence North 09(degree)22' 07" East, 98.34 feet;

Thence North 37(degree) 59' 10" East, 183.67 feet to the general Northeasterly line of said parcel and the terminus of said strip being described.

The sidelines of said 10 foot wide strip shall be lengthened or shortened so as to terminate on the Southwest at said Northeasterly right of way line and on the Northeast at said genera/Northeasterly line of said Parcel 2.

                                    EXHIBIT B

                                   WORK LETTER

      This Work Letter sets forth Landlord's and Tenant's responsibilities, respectively, for the construction of the Premises.

      I. Defined Terms. Unless provided to the contrary herein, the following defined terms shall have the meanings set forth below and the remaining defined terms shall have the meanings set forth in the Lease:

      Landlord's Representative:  Michael E. Tamas

      Tenant's Representative:    ________________________________________

      Tenant Improvement
      Allowance:                  One Million One Hundred
                                  Thousand Dollars
                                  ($1,100,000.00).

      II. Landlord's Work.

            A. Building Shell. Landlord, at its sole cost and expense, shall arrange for the construction by Landlord's contractor ("Landlord's Contractor") of (i) a single-story building (the "Building Shell") of concrete "tilt-up" construction, consisting of approximately fifty-five thousand four hundred forty-two (55,442) rentable square feet of space, in accordance with plans to be prepared by Landlord, as more particularly described in Exhibit B-1 attached hereto and incorporated herein by reference, and (ii) a parking lot (the "Parking Lot") located on the Property, containing not less than two hundred ten
(210) parking spaces. The construction of the Building Shell and the Parking Lot is hereinafter referred to as "Landlord's Work."

            B. Additional Costs. Landlord shall pay for all fees incurred in connection with the construction of the Building Shell and the Parking Lot, including architectural, engineering, consultant, utility, loan, development, transaction and building permit and impact fees. Tenant shall pay any and all costs incurred in connection with the design, permitting and construction of the Tenant Improvements (defined below), including architectural, engineering, consultant, utility, loan, development, transaction and building permit and impact fees (subject to Landlord's obligation to provide the Tenant Improvement Allowance as set forth below), and all trade fixtures, equipment, furniture or other improvements installed by


                                       1.

Tenant in the Premises. In addition, Tenant shall pay to Landlord within ten
(10) days of Landlord's written request therefor Landlord's reasonable estimate of any additional costs that Landlord reasonably estimates it will incur in connection with the construction of the Building Shell as a result of any changes to the Building Shell requested by Tenant and approved by Landlord.

            C. Delivery Condition. The Premises shall be in "Delivery Condition" when the Building Shell is "Substantially Complete" and Landlord delivers possession of the Premises to Tenant. The Building Shell shall be deemed "Substantially Complete" when (i) Landlord's Contractor has substantially completed the Building Shell, even though minor items may remain to be installed, finished or corrected, provided such minor items do not have any material effect on the ability of Tenant to utilize the Building Shell for its intended purpose and (ii) Landlord delivers to Tenant a certificate from Landlord's architect ("Landlord's Architect"), certifying (a) that the Building Shell is "Substantially Complete" in accordance with the terms of this Work Letter and (b) the date on which the Building Shell was Substantially Completed. Landlord shall use diligent efforts to obtain and furnish Tenant with a "finaled" building permit with respect to the Building Shell after completing the Building Shell. Substantial Completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant and Landlord shall develop jointly within thirty (30) days after the Commencement Date. The punchlist shall be based upon an inspection of the Premises by Landlord's Representative and Tenant's Representative. Landlord shall commence and use commercially reasonable efforts to complete any items of Landlord's Work not completed as of the Commencement Date within ninety (90) days after the Commencement Date.

            D. Warranty. Upon written request from Tenant, Landlord shall assign to Tenant all of Landlord's rights under any warranty received from Landlord's Contractor with respect to the construction of the Building Shell.

      III. Tenant Improvements.

            A. Tenant Improvements.

                  1. Description of Improvements. Tenant shall construct or cause Tenant's Contractor (defined below) to construct in the Building (i) general purpose administrative improvements (the "Office Improvements") covering approximately ten thousand (10,000) rentable square feet of space in the Building (including restroom facilities sufficient to accommodate a Building containing up to two hundred twenty (220) occupants), (ii) laboratory improvements (the "Laboratory Improvements")


                                       2.

covering approximately thirty-five thousand (35,000) rentable square feet of space in the Building and (c) shipping/receiving and service area improvements (the "Service Area Improvements") covering approximately ten thousand (10,000) rentable square feet of space in the Building. The Office Improvements shall conform to the outline specifications (the "Outline Specifications") described in Exhibit B-2 attached hereto and incorporated herein by reference. The Laboratory Improvements shall conform to the Outline Specifications with the following additions: (i) the flooring may be a seamless synthetic flooring, and
(ii) the Laboratory Improvements may include special improvements such as laboratory cabinetry, exhaust hoods and laboratory plumbing, including air, vacuum, natural gas, deionized water, neutralization and fused PVC industrial waste. The Service Area Improvements may include (i) an open ceiling to the underside of the roof of the Building, (ii) lighting fixtures commonly used with such an application and (iii) sealed concrete flooring. The Office Improvements, the Laboratory Improvements and the Service Area Improvements are collectively referred to as the "Tenant Improvements." The design, permitting and construction of the Tenant Improvements is hereinafter referred to as "Tenant's Work."

                  2. Construction Phases. Tenant shall construct or cause Tenant's contractor to construct the Tenant Improvements in not more than three
(3) phases. The first phase of construction is referred to as the "Phase 1 Construction". The remaining phases of construction are referred to as the "Remaining Construction Phases". The Phase i Construction shall consist of the construction of Tenant Improvements (the "Phase 1 Tenant Improvements") in thirty thousand (30,000) or more rentable square feet of space in the Building. The Remaining Construction Phases shall consist of the construction of Tenant Improvements (the "Remaining Tenant Improvements") in the remainder of the rentable space in the Building (i.e., the rentable space in the Building that was not improved by Tenant during the Phase 1 Construction). The Phase 1 Construction and the Remaining Construction Phases must be completed by the time limit set forth in Section IV below.

            B. Tenant's Architect and Contractor. Prior to commencing Tenant's Work, Tenant shall obtain Landlord's prior written consent to Tenant's architect and contractor. Landlord shall not unreasonably withhold its approval of any architect or contractor selected by Tenant. Tenant's architect and contractor must each be licensed to do business in California. The architect and the contractor selected by Tenant and approved by Landlord (as provided above) are hereinafter referred to as "Tenant's Architect" and "Tenant's Contractor," respectively.


                                       3.

            C. Phase 1 Construction.

                  1. Phase 1 Preliminary Plans. Tenant shall submit to Landlord preliminary plans and specifications (the "Phase 1 Preliminary Plans") for the construction of the Phase 1 Tenant Improvements on or prior to the date set forth in Section IV below. Tenant shall deliver to Landlord any information reasonably requested by Landlord in connection with the preparation of the Phase 1 Preliminary Plans within five (5) days after Landlord's request therefor. Landlord shall approve or disapprove of the Phase 1 Preliminary Plans by written notice to Tenant within twenty (20) days after Landlord's receipt of the Phase 1 Preliminary Plans. If Landlord fails to approve or disapprove of the Phase 1 Preliminary Plans within twenty (20) days after Landlord's receipt of the Phase 1 Preliminary Plans, Landlord shall be deemed to have approved the Phase 1 Preliminary Plans. If Landlord disapproves of the Phase 1 Preliminary Plans, Tenant shall revise the Phase 1 Preliminary Plans to address Landlord's comments and proposed changes thereto and resubmit the Phase 1 Preliminary Plans to Landlord for its review and approval within fifteen (15) days in accordance with the procedure provided above. The Phase 1 Preliminary Plans approved by Landlord are hereinafter refereed to as the "Approved Phase 1 Preliminary Plans."

                  2. Phase 1 Working Drawings. Upon Landlord's approval of the Phase 1 Preliminary Plans, Tenant shall (i) arrange for Tenant's Architect to prepare working drawings and specifications, including architectural, mechanical, electrical, plumbing and other shop drawings, (the "Phase 1 Working Drawings"), for the Phase 1 Tenant Improvements based on the Approved Phase 1 Preliminary Plans and (ii) deliver to Landlord a copy of the Phase 1 Working Drawings. Landlord shall approve or disapprove of the Phase 1 Working Drawings by written notice to Tenant within twenty (20) days after Landlord's receipt of the Phase 1 Working Drawings. Landlord shall provide sufficient information to Tenant so that Tenant may revise the Phase 1 Working Drawings if Landlord disapproves of the Phase 1 Working Drawings. If Landlord fails to approve or disapprove of the Phase 1 Working Drawings within twenty (20) days after Landlord's receipt of the Phase 1 Working Drawings, Landlord shall be deemed to have approved the Phase 1 Working Drawings. If Landlord disapproves of the Phase 1 Working Drawings, Tenant shall revise the Phase 1 Working Drawings to address Landlord's comments and proposed changes thereto and resubmit the revised Phase 1 Working Drawings to Landlord for its review and approval within fifteen (15) days in accordance with the procedure provided above. The Phase 1 Working Drawings approved by Landlord are hereinafter referred to as the "Approved Phase 1 Working Drawings."


                                       4.

                  3. Changes. Tenant may not make any material changes to the Approved Phase 1 Working Drawings without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All material changes to the Approved Phase 1 Working Drawings must be in writing and signed by both Landlord and Tenant prior to the change being made. Tenant shall be responsible for all additional costs attributable to changes to the Approved Phase 1 Working Drawings requested by Tenant, including, without limitation, additional architectural fees and increases in construction costs of the Building Shell or the Phase 1 Tenant Improvements.

                  4. Phase 1 Construction. Tenant shall use diligent efforts to cause Tenant's Contractor to construct the Phase 1 Tenant Improvements in a good and workmanlike manner by the date set forth in Section IV below.

            D. Remaining Construction Phases

                  1. Additional Preliminary Plans. Tenant shall submit to Landlord preliminary plans and specifications (the "Additional Phase Preliminary Plans") with respect to the Remaining Tenant Improvements to be constructed during the next phase of construction prior to commencing construction. In addition, Tenant shall deliver to Landlord any information reasonably requested by Landlord in connection with the preparation of the Additional Phase Preliminary Plans within five (5) days after Landlord's request therefor. Landlord shall approve or disapprove of the Additional Phase Preliminary Plans by written notice to Tenant within twenty (20) days after Landlord's receipt of the Additional Phase Preliminary Plans. If Landlord fails to approve or disapprove of the Additional Phase Preliminary Plans within twenty (20) days after Landlord's receipt of the Additional Phase Preliminary Plans, Landlord shall be deemed to have approved the Additional Phase Preliminary Plans. If Landlord disapproves of the Additional Phase Preliminary Plans, Tenant shall revise the Additional Phase Preliminary Plans to address Landlord's comments and proposed changes thereto and resubmit the Additional Phase Preliminary Plans to Landlord for Landlord's review and approval within fifteen (15) days in accordance with the procedure provided above. The Additional Phase Preliminary Plans approved by Landlord are hereinafter refereed to as the "Approved Additional Phase Preliminary Plans."

                  2. Additional Phase Working Drawings. Upon Landlord's approval of the Additional Phase Preliminary Plans, Tenant shall (i) arrange for Architect to prepare working drawings and specifications, including architectural, mechanical, electrical, plumbing and other shop drawings (the "Additional Phase Working Drawings"), for the Remaining Tenant Improvements


                                       5.

based on the Approved Additional Phase Preliminary Plans and (ii) deliver to Landlord a copy of the Additional Phase Working Drawings. Landlord shall approve or disapprove of the Additional Phase Working Drawings by written notice to Tenant within twenty (20) days after Landlord's receipt of the Additional Phase Working Drawings. Landlord shall provide sufficient information to Tenant so that Tenant may revise the Additional Phase Working Drawings if Landlord disapproves of the Additional Phase Working Drawings. If Landlord fails to approve or disapprove of the Additional Phase Working Drawings within twenty
(20) days after Landlord's receipt of the Additional Phase Working Drawings, Landlord shall be deemed to have approved the Additional Phase Working Drawings. If Landlord disapproves of the Additional Phase Working Drawings, Tenant shall revise the Additional Phase Working Drawings to address Landlord's comments and proposed changes thereto and resubmit the revised Additional Phase Working Drawings to Landlord for its review and approval within fifteen (15) days in accordance with the procedure provided above. The Additional Phase Working Drawings approved by Landlord are hereinafter referred to as the "Approved Additional Phase Working Drawings."

                  3. Changes. Tenant may not make any material changes to the Approved Additional Phase Working Drawings without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All material changes to the Approved Additional Phase Working Drawings must be in writing and signed by both Landlord and Tenant prior to the change being made. Tenant shall be responsible for all additional costs attributable to changes requested by Tenant, including, without limitation, additional architectural fees and increases in construction costs of the Building Shell or the Remaining Tenant Improvements.

                  4. Construction. Tenant shall use diligent efforts to cause Tenant's Contractor to construct the Remaining Tenant Improvements in a good and workmanlike manner by the date set forth in Section IV below.

            E. Notice. Tenant shall provide Landlord with not less than ten (10) days' prior written notice prior to the commencement of any Tenant's Work and permit Landlord to post on the Premises such notices of nonresponsibility as may be required or otherwise available to Landlord. Landlord, at its option, may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of the Tenant Improvements (as reasonably determined by Landlord) to insure Landlord against liability for mechanics' and materialmen's liens and to insure completion of the Tenant Improvements.


                                       6.

            F. Costs. Tenant shall promptly pay any and all costs and expenses in connection with or arising out of Tenant's Work and shall furnish to Landlord evidence of such payment upon request. Upon completion of Tenant's Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, subcontractor and materialman concerned with Tenant's Work. In the event any lien is filed against the Premises or any portion thereof or against Tenant's leasehold interest therein, Tenant shall record in the Official Records of Alameda County a release bond executed by an admitted surety insurer authorized to issue surety bonds in the State of California with respect to the lien or shall obtain the release and/or discharge of the lien within seven (7) days after the filing thereof. In the event Tenant fails to do so, Landlord may, after notice to Tenant, obtain the release and/or discharge of the lien and Tenant shall indemnify Landlord for the costs thereof, including reasonable attorneys' fees, together with interest at the Applicable Interest Rate form the date of demand.

            G. Indemnity. Tenant shall indemnify, protect, defend (with counsel satisfactory to Landlord) and hold harmless Landlord and its officers, directors, employees, shareholders, partners and members from and against any and all suits, claims, actions, loss, costs or expense (including claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage caused in, or contract claims (including, claims for breach of warranty) arising from, the performance of Tenant's Work. Tenant shall repair or replace any portion of the Building or item of Landlord's equipment or Landlord's Contractor's equipment or any of Landlord's real or personal property damaged, lost or destroyed in the performance of Tenant's Work.

            H. Insurance. Within fifteen (15) days after the approval of Tenant's Contractor, Tenant and Tenant's Contractor shall obtain and provide Landlord with certificates evidencing workers' compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Landlord.

      IV. Time Limits. The following maximum time limits and periods shall be allowed for the indicated matters:

                                                       Time Limit After
                Action                           Completion of Preceding Item
                ------                           ----------------------------
o   Tenant submits Phase 1
    Preliminary Plans to
    Landlord for approval                        January 2, 1997


                                       7.

                                                       Time Limit After
                Action                           Completion of Preceding Item
                ------                           ----------------------------
o   Landlord approves or                Within twenty (20) days after Landlord's
    disapproves of Phase 1              receipt of the Phase 1 Preliminary Plans
    Preliminary Plans
o   Landlord approves or                Within twenty (20) days after Landlord's
    disapproves of Phase 1              receipt of the Phase 1 Preliminary Plans
    Preliminary Plans
o   Tenant submits Phase 1              Within twenty (20) days after Landlord's
    Working Drawings to                 approval of the Phase 1 Preliminary
    Landlord for approval               Plans
o   Landlord approves or                Within twenty (20) days after Landlord's
    disapproves of Phase 1              receipt of the Phase 1 Working Drawings
    Working Drawings
o   Building permit is issued for       Within twenty (20) days after Landlord's
    Phase 1 Tenant Improvements         approval of the Phase 1 Working Drawings
o   Construction of the Phase 1         Within six (6) months after the
    Tenant Improvements is completed    Commencement Date
o   Tenant submits Additional           On or before such date as is reasonably
    Phase Preliminary Plans to          necessary in order for Tenant to be able
    Landlord for approval               to complete all of the Remaining Tenant
                                        Improvements by the end of the fifth
                                        (5th) year of the Term.
o   Landlord approves or                Within twenty (20) days after Landlord's
    disapproves of Additional Phase     receipt of the Additional Phase
    Preliminary Plans                   Preliminary Plans
o   Tenant submits Additional           Within twenty (20) days after Landlord's
    Phase Working Drawings to Landlord  approval of the Additional Phase
    for approval                        Preliminary Plans
o   Landlord approves or                Within twenty (20) days after Landlord's
    disapproves of Additional Phase     receipt of the Additional Phase Working
    Working Drawings                    Drawings
o   Building permit is issued for       Within twenty (20) days after Landlord's
    Remaining Tenant Improvements       approval of the Additional Phase Working
                                        Drawings
o   Construction of all of the          Within five (5) years after the
    Remaining Tenant Improvements is    Commencement Date.
    completed.


                                       8.

      V. Cooperation. Landlord and Tenant shall cooperate and diligently assist
(i) Landlord's Architect in completing the preliminary plans and working drawings and specifications for the Building Shell and the Parking Lot, (ii) Landlord's Contractor in completing the Building Shell and Parking Lot, (iii) Tenant's Architect in completing the Phase 1 Preliminary Plans, the Phase 1 Working Drawings, the Additional Phase Preliminary Plans and the Additional Phase Working Drawings and (iv) Tenant's Contractor in completing the Tenant Improvements. Tenant shall not interfere with Landlord's construction of the Building Shell and the Parking Lot in constructing the Tenant Improvements.

      VI. Tenant Improvement Allowance.

            A. Allowance. Landlord shall pay to Tenant upon the terms and conditions set forth below a tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of One Million One Hundred Thousand Dollars ($1,100,000.00). The amount of the Tenant Improvement Allowance paid by Landlord to Tenant with respect to the Phase 1 Construction and the Remaining Construction Phases shall not exceed thirty-three percent (33%) of Tenant's actual expenses for Tenant Improvement Allowance Items (defined below) incurred in connection with the applicable phase of construction. Tenant agrees to expend at least Two Million Two Hundred Thousand Dollars ($2,200,000.00) in the Building (in addition to the Tenant Improvement Allowance) for Tenant Improvement Allowance Items in connection with the construction of the Tenant Improvements.

            B. Tenant Improvement Allowance Items. The term "Tenant Improvement Allowance Items" shall include work performed and materials furnished in connection with the construction of the Tenant Improvements by Tenant pursuant to this Work Letter. Tenant Improvement Allowances Items shall not include trade fixtures, furniture, furnishings, equipment (except electrical, mechanical and plumbing systems, including HVAC systems), equipment which is leased or pledged as security, decorations, signs, inventory or other personal property, or interest or financing costs, or design, engineering, architectural, utility and permit fees, administrative or overhead costs and expenses paid or incurred by Tenant in connection with the Tenant Improvements.

            C. Payment of Tenant Improvement Allowance. Landlord shall pay the Tenant Improvement Allowance for the Phase 1 Construction to Tenant in two (2) installments. Landlord shall pay the first installment of the Tenant Improvement Allowance to Tenant when the Phase 1 Construction is fifty percent (50%) complete and the second installment of the Tenant Improvement Allowance to Tenant when the Phase 1 Construction is one hundred percent (100%) complete, as provided below. Landlord shall pay


                                       9.

the remaining Tenant Improvement Allowance for the Remaining Construction Phases upon completion of each phase of construction as provided below. Landlord shall pay each installment of the Tenant Improvement Allowance to Tenant within thirty
(30) days after Landlord receives from Tenant its written request therefor, provided that (i) Tenant has completed the Phase 1 Tenant Improvements (or fifty percent (50%) thereof, as applicable) or Tenant has completed the Remaining Tenant Improvements which were to be completed during the applicable phase of construction, as applicable, in accordance with this Work Letter, (ii) Tenant is not in default under the terms of this Lease after the expiration of all applicable grace or cure periods and (iii) Tenant's written request is accompanied by the following: (1) copies of invoices paid by Tenant for Tenant Improvement Allowance Items for the applicable phase of construction in an amount equal to three hundred percent (300%) of the amount requested by Tenant,
(2) unconditional lien waivers from Tenant's Contractor and all subcontractors, materialmen and suppliers that have performed work or supplied materials for work performed and materials installed by or for Tenant prior to the date of Tenant's request, (3) a certificate from Tenant's Architect identifying the Tenant Improvements and Tenant Improvement Allowance Items (or portion thereof in the event of payment of the first installment of the Tenant Improvement Allowance for the Phase 1 Construction) that have been completed and certifying that those Tenant Improvements and Tenant Improvement Allowance Items (or portion thereof in the event of payment of the first installment of the Tenant Improvement Allowance for the Phase 1 Construction) have been completed, (4) a certificate from Tenant's construction manager certifying that the applicable Tenant Improvements and Tenant Improvement Allowance Items (or portion thereof in the event of payment of the first installment of the Tenant Improvement Allowance for the Phase 1 Construction) have been completed, (5) following the completion of each phase of construction, a copy of the "finaled" building permit with respect to the Tenant Improvements that have been completed and a certificate of occupancy for the Premises.

            D. Allocation of Tenant Improvement Allowance

                  1. Allocation Amonq Construction Phases. The Tenant Improvement Allowance shall be allocated among the Phase 1 Construction and the Remaining Construction Phases based on the proportionate amount of rentable square footage of space in the Building which is improved by Tenant during the applicable construction phase. For example, if Tenant constructs the Phase 1 Tenant Improvements and otherwise improves thirty thousand (30,000) rentable square feet of space in the Building Shell during the Phase 1 Construction (and the entire Building Shell consists of fifty-five thousand four hundred forty-two (55,442) rentable square feet of space), then Five Hundred


                                      10.

Ninety-Five Thousand Two Hundred Ten Dollars ($595,210.00) or fifty-four and 11/100ths percent (54.11%) of the Tenant Improvement Allowance shall be allocated to the Phase 1 Construction and Five Hundred Four Thousand Seven Hundred Ninety Dollars ($504,790.00) or forty-five and 89/100ths percent (45.89%) of the Tenant Improvement Allowance shall be allocated to the Remaining Construction Phases.

                  2. Credit Towards Remaining Construction Phase. Tenant may not use more than the proportionate share of the Tenant Improvement Allowance allocated to the Phase 1 Construction in connection with the construction of the Phase 1 Tenant Improvements. If Tenant does not use the entire portion of the Tenant Improvement Allowance allocated to the Phase 1 Construction for the construction of the Phase 1 Tenant Improvements, Tenant may apply the unused portion to the Tenant Improvement Allowance toward the construction of the Remaining Tenant Improvements during the Remaining Construction Phases. Tenant shall not be entitled to a credit against Rent or to receive a cash or other payment if Tenant does not use the entire portion of the Tenant Improvement Allowance in connection with the construction of the Tenant Improvements during the Phase 1 Construction and the Remaining Construction Phases. In addition, Tenant may not use any portion of the Tenant Improvement Allowance to pay for any Tenant Improvements constructed after the fifth (5th) year of the Term.

      VII. Tenant Delays. If Landlord fails to deliver the Premises to Tenant in Delivery Condition on or before the Estimated Shell Delivery Date, or thereafter, and if the cause of the delay in Landlord delivering the Premises to Tenant in Delivery Condition by the Estimated Shell Delivery Date, or thereafter, is attributable to Tenant, then the Commencement Date for all purposes under the Lease will be the day on which the Premises would have been in Delivery Condition absent such Tenant Delays (defined below). Delays attributable to Tenant ("Tenant Delays") shall include any interference with or delay in the completion of Landlord's Work caused by Tenant, Tenant's Architect, Tenant's Contractor or any representative, employee, agent or subcontractor of any of the aforementioned parties or attributable to Tenant's early entry in the Premises or failure to perform its obligations under this Lease.

      VIII. Force Majeure. Whenever a period of time or a specific date is herein prescribed for action to be taken by Landlord or Tenant (other than Tenant's obligation to pay Rent and complete the Remaining Tenant Improvements), neither Landlord nor Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time (or the specified date shall be deferred by the number of days of) any delays in the obtaining of any permits for and in


                                      11.

the construction of the Building Shell, the Parking Lot or the Tenant Improvements caused by any unforeseeable action, claim, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the Premises, over the construction anticipated to occur thereon or over any uses thereof or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Building Shell, the Parking Lot or the Tenant Improvements), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockade, embargo, unforeseeable failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation, order of any government or regulatory body, lightning, earthquake, storm, hurricane, tornado, washout, explosion or any cause whatsoever beyond the reasonable control of the party where performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated. Notwithstanding the foregoing, the parties shall use diligent efforts to perform, by alternative means if commercially reasonable, those obligations the performance of which is hindered on account of an event of force majeure.

      IX. Representatives.

            A. Tenant's Representative. Tenant has designated Tenant's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall not change the Tenant's Representative without notice to Landlord.

            B. Landlord's Representative. Landlord has designated Landlord's Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord's Representative without notice to Tenant.

      X. No Representations or Warranties. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, Landlord's participation in the preparation of the Approved Phase 1 Preliminary Plans, the Approved Additional Phase Preliminary Plans, the Approved Phase I Working Drawings and the Approved Additional Phase Working Drawings and the construction of the Tenant Improvements shall not constitute any representation or warranty, express or implied, that (i) the Approved Phase 1 Preliminary Plans, the Approved Additional Phase


                                      12.

Preliminary Plans, the Approved Phase 1 Working Drawings and the Approved Additional Phase Working Drawings are in conformity with applicable governmental codes, regulations or rules or (ii) the Tenant Improvements, if built in accordance with the Approved Phase 1 Working Drawings and the Approved Additional Phase Working Drawings, will be suitable for Tenant's intended purpose. Tenant acknowledges and agrees that the Premises is intended for use by Tenant and the specification and design requirements for the Tenant Improvements are not within the special knowledge or experience of Landlord.


                                      13.

                                   EXHIBIT B-1

                                 BUILDING SHELL

      The Building Shell shall be a single story structure with approximately seventy percent (70%) of the perimeter containing glass. Perimeter glass may have a thirty (30) inch sill, but must be at ten feet (10') above finished floor. The Building Shell shall include the following.

1. Building Structure.

      (a) All foundations to include footings, foundation walls or other building foundation components required to support the entire building structure for a complete waterproof building shell.

      (b)   All columns shall be steel tube.

      (c) Columns, beams, joists, purlins, headers, or other training members to support the roof and roofing membrane.

      (d) Five inch (5") thick concrete slab on grade with welded Wire mesh and any other reinforcing or structural connections that may be necessary or required as specified by structural engineer. The slab on grade shall include a vapor barrier.

      (e) Exterior walls that enclose the perimeter of the building, with steel reinforcing and structural connections that may be necessary or required.

      (f) All exterior glass and glazing with anodized aluminum frames with soffits and overhangs. Glass to be tinted as appropriate to the aesthetic design of the building and Title 24 requirements. All exterior doors, door closer and locking devices necessary for proper functioning.

      (g) Panelized wood roof system including 2" x 6" subperlins and 5/8" plywood and including roof drainage plumbing. Roof designed with additional 5 lbs/s.f, dead load.

      (h) Four (4) ply built-up roofing with cap sheet (bondable to ten (10) years) and all flashing by Owens-Coming, John Manville, or equal.

      (i) Exterior painting of all concrete with Tex-Coat or Kel-Tex textural paint, all caulking of exterior concrete joints in preparation for painting.


                                       1.

      (j) A metal roof screen not exceeding six hundred linear feet (600') to a height of eight feet (8') above the top of the exterior wall.

      (k) A building interior minimum clear height of sixteen feet (16') to underside of structure.

      (1)   One (1) 12' x 14' roll-up door.

      (m) An allowance for an exterior service yard and enclosure in the amount of $15,000.00.

2. Plumbing.

      (a) Underground sanitary sewer laterals connected to the city sewer main in the street and piped into the Building and under the concrete slab on grade for the length of the Building. Main four inch (4") waste lines totalling three hundred fifty feet (350') under the slab will be at a location in as close proximity as possible to the Building rest room locations.

      (b) Domestic water mains connected to the city water main in the street and stubbed to the Building. Domestic water main to the Building shall be a two and 1/2 inch (2-1/2") line not more than one hundred twenty linear feet (120') with a two inch (2") water meter.

      (c) Roof drain leaders piped and draining onto paved areas or connected to the site storm drainage system.

      (d) Gas lines and primary electrical shall be provided by PG&E in a joint trench not exceeding three hundred fifty linear feet (350') connected to the city or public utility mains and run to gas meters adjacent to, or in proximity to, the Building. Meter supplied by utility company.

3. Electrical.

      (a) A primary electrical service provided by PG&E in a joint trench not exceeding three hundred fifty linear feet (350') including underground conduit, wire feeders, transformer and transformer pad. Underground conduits and secondary feeders from transformer pads to the location of the Building's main switchgear electrical room. The electrical characteristics of the secondary conduit sized for a transformer with a rated capacity of 2,000 amps at 277/480 volts.


                                       2.

      (b) Underground pull section, meter and house panel for exterior lighting and landscaping.

      (c) An electrically operated landscape irrigation system, with controller, such that it is a complete and functioning system.

      (d) Underground conduit from the Building to the main fire protection system shut-off valve (PIV) for installation of supervisory alarm wiring.

4. Fire protection (Sprinklers).

      (a) A complete and fully functional overhead system distributed throughout the Building. The systems shall be classified ordinary hazard group 11.

      (b) System shall include all upright pendant sprinkler heads (i.e., "uppers") with plugged tee's for future sprinkler head drops.

      (c) Site sprinkler main to be sized adequately to support required densities.

5. Sitework.

      (a) All work outside the Building perimeter walls shall be considered site work for the Building Shell and shall include grading, asphalt concrete, paving, landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required, i.e. reinforced roadway section to truck doors), retaining walls and trash enclosures.

      (b) Paving sections for automobile and truck access shall be according to the Geologic Soils Report.

      (c) All parking lot striping to include handicap signage, wheel stops and spaces.

      (d) Underground site storm drainage system shall be connected to the city storm system main.

      (e) Trash enclosure with double doors to accommodate an oversize dumpster.


                                       3.

                                   Exhibit B-1

                                   [Site Plan]

                                   EXHIBIT B-2

                             OUTLINE SPECIFICATIONS

                                       1.

                                                                     Exhibit B-2

ARDENWOOD CORPORATE COMMONS                                          Page 1 of 2
Tenant Improvement Standards                                  September 24, 1996

------------------------------------------------------------------------------------------------
1.        Carpet               Manufactured by Designweave "New    Throughout u.o.n.
                               Sabre", 38 oz. cut pile, glue
                               down.
------------------------------------------------------------------------------------------------
2.        Base                 Burke 21/2inch top set base.        Throughout u.o.n.
------------------------------------------------------------------------------------------------
3.        Doors                Solid wood core door with           As indicated on plans
                               Nevermar plastic laminate rustic
                               quartered oak, full height
                               10'-0" door.
------------------------------------------------------------------------------------------------
4.        Frames               Manufactured by Eclipse, painted    As indicated on plans.
                               aluminum, standard building
                               finish.
------------------------------------------------------------------------------------------------
5.        Hardware             Manufactured by Schlage, latchset   As indicated on plans.
                               (L-series 03A, Style: Lever) in
                               bright chrome. (Lockset not
                               included u.o.n.)
------------------------------------------------------------------------------------------------
6.        Suspended Ceiling    USG Donn Fineline grid system.      Throughout u.o.n.
          System               2'x2' module size. Armstrong
                               Tegular Cortega, Minatone 2x2 No.
                               704A; White
------------------------------------------------------------------------------------------------
7.        Lighting             2'X4' parabolume fixture (18        1 each per 110 usable sq. ft.
                               cell) Upgrade: Recessed
                               incandescent light fixtures as
                               indicated on plan.
------------------------------------------------------------------------------------------------
8.        Wall Finishes        Smooth wall gyp. board painted      Throughout u.o.n.
                               with light roller finish.
                               Building standard 2 coats or
                               paint to cover, Kelly Moore or
                               Fuller O'Brien or equal, flat
                               latex or latex eggshell enamel.
------------------------------------------------------------------------------------------------
9.        Window Covering      Mini-blinds Building standard,      Throughout the u.o.n.
                               Riviera #310 Sand.
------------------------------------------------------------------------------------------------
10.       Vinyl Tiles          VCT: Azrock or equal                As indicated on plans
------------------------------------------------------------------------------------------------
11.       Electrical Power     Duplex power receptacles: Wall
                               mounted                             2 duplex receptacles.
                                         Typical Office            3 duplex receptacles.
                                        Conference Room            As indicated on plans.
                               Open Office Area - Ceiling J-Box
                                               or
                                    base feed to electrified
                                      furniture partition.
------------------------------------------------------------------------------------------------
12.       Telephone/Data       Combination telephone and data
                               receptacle, note all data
                               receptacles shall be double gang
                               size. Ring and pull wire - wall
                               mounted.                            1 receptacle
                               Typical Office and Conference Room. As indicated on plans.
                                        Open Office Area
------------------------------------------------------------------------------------------------
13.       Glass                Glass sidelight adjacent to door,   location shown on space plan.
                               2'-0" wide
------------------------------------------------------------------------------------------------
14.       HVAC System          Variable volume system, or          Throughout u.o.n.
                               package units, with economizer
                               cycle. Ducted supply and return
                               air to each office. Package units
                               not to exceed Within twenty (20)
                               days after  tons.
------------------------------------------------------------------------------------------------
15.       Fire Sprinkler       Building standard, semi recessed    Throughout u.o.n.
                               pendant heads designed for normal
                               office use (light hazard), chrome
                               or white escutcheon.
------------------------------------------------------------------------------------------------


                                       1.

Outline Specifications (continued)                                   Page 2 of 2
TOILET CORES                                                  September 24, 1996

--------------------------------------------------------------------------------
1.   Wall Finishes/Ceiling         Smooth wall gypsum board with light roller
                                   finish. Two coats of paint to cover, Kelly
                                   Moore or Fuller O'Brien or equal, eggshell enamel. Ceiling height shall be 9'-0".

--------------------------------------------------------------------------------
2.   Wall Finishes-Wet Walls       Ceramic tile.
--------------------------------------------------------------------------------
3.   Flooring                      Ceramic tile flooring.
--------------------------------------------------------------------------------
4.   Toilet Partitions             Ceiling hung with plastic laminate finish.
--------------------------------------------------------------------------------
5.   Fixtures                      Water closets and urinals shall be wall
                                   mounted with flushometer valves.
--------------------------------------------------------------------------------
6.   Accessories                   Bobrick semirecessed, brushed stainless steel
                                   finish. Provide floor drain at each toilet
                                   room.
--------------------------------------------------------------------------------
7.   Lavatories                    Plastic laminate counters with bullnosed
                                   edges, covered splash and wall supported at
                                   each end. Vitreous china lavatory, counter
                                   mounted
--------------------------------------------------------------------------------
8.   Lighting                      Incandescent or flourescent downlights and
                                   eggcrate soffitt lighting above lavatory.
--------------------------------------------------------------------------------


                                       2.

                                    EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM

            With respect to that certain lease ("Lease") between ______________________, a __________________________ ("Tenant"), and
__________________, a ______________, ("Landlord"), whereby Landlord leased to
Tenant and Tenant leased from Landlord approximately _________________________ rentable square feet of the building located at _________________________ ("Premises") in accordance with that certain lease dated ______________________, 199_, Tenant hereby acknowledges and certifies to Landlord as follows:

            (1) The Lease commenced on ____________________, 19__ (the
"Commencement Date");

            (2) The Premises contain ________ rentable square feet of space; and

            (3) Subject to applicable warranty provisions contained in the Lease, Tenant has accepted and is currently in possession of the Premises.

            IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this _______ day of ___________________, 199_.

                                       "Tenant"

                                       ______________________________________, a
                                       ______________________________________


                                       By:______________________________________
                                          Its: _________________________________

                                       By:______________________________________
                                          Its: _________________________________


                                       1.

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. The sidewalks, driveways and entrances, lobbies, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of buildings and all suites are to be kept closed at all times except as required for orderly passage. Loitering in any part of the Building or obstruction of any means of ingress or egress is not permitted.

2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other inappropriate substances of any kind shall be deposited therein. Personal articles, equipment and clothing shall not be left in common areas.

3. No awning, shade, sign, advertisement or notice shall be inscribed, coated, painted, displayed or affixed on, in or to any window, door or wall or any other part of the outside or inside of the Building Lot, or the demised Premises without the prior written consent of Landlord. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public walls or doors will be installed by Landlord for Tenant with the cost borne by Tenant. No lettering or signs will be permitted on public corridor walls or doors excepting the name of Tenants, with the size, type and color of letters and the manner of attachment, style of display and location thereof to be prescribed by Landlord.

4. The weight, size and position of all safes and other unusually densely weighted or heavy objects used or placed in the Building shall be subject to approval by Landlord prior to installation and shall, in all cases, be supported and braced as prescribed by Landlord and as otherwise required by law. The repair of any damage done to the Building or property therein by the installation, removal or maintenance of such safes or other unusually heavy objects shall be paid for by Tenant. Tenant shall bear the cost of any consultant services employed by Landlord in the evaluation of placement, location or bracing of unusually heavy items.

5. No improper or unusually loud noises, vibrations or odors are permitted inside or outside the Building. No person shall be permitted to interfere in any way with tenants or those having business with them. No person will be permitted to bring or keep within the Building any animal or motor driven cycle or vehicle except with the prior written consent of Landlord. Bicycles of

Tenant, its employees, agents and invitees shall be stored only in designated bicycle racks outside of the Building and in no other locations. No person shall dispose of trash, refuse, cigarettes or other substances of any kind any place inside or outside of the Building except in the appropriate refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of alcohol or drugs or who shall do any act in violation of these rules and regulations.

6. All keying of office doors, after Tenant's occupancy, and all reprogramming of any Security Access Cards will be at the expense of Tenant.

7. Any Tenant, agent, employee or invitee thereof using the Premises after regular business hours or non-business days shall not open or hold open any building entrance or suite entrance door to the Building. No door or passageway may be obstructed.

8. The normal business hours of the common areas within the Building shall be 8:30 a.m. to 5:30 p.m., Monday through Friday (holidays excepted).

9. Automobile parking shall only be in designated areas. Parking shall be "nose in" only (backing into parking stalls is Prohibited), and entirely within painted parking spaces. Overnight parking and parking by Tenant or its employees within areas marked "visitor" is prohibited. The servicing or repairing of vehicles on the Lot is prohibited. Tenant, its employees, agents and invitees shall obey traffic signs of the Lot. Vehicle speed limit within the Lot is fifteen miles per hour.

10. Tenant and Tenant's employees, agents, invitees, etc., shall not hang or display any items from the Building's exterior, or in any area outside of the Premises.

ll. Neither Tenant nor any of Tenant's servants, employees, agents, visitors, invitees or licensees, shall at any time transport to or from, or keep upon the Premises any foul or obnoxious, flammable, combustible, explosive, toxic or hazardous fluid, chemical or substance, except for normal office supplies or as may be specifically approved in writing by Landlord and as further required by law.

12. All equipment of any electrical or mechanical nature shall be placed and maintained by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise interference, or annoyance to Landlord or others, and shall not overload any circuit, nor draw more power than has been previously allocated to Tenant.

13. Except as provided in this Lease, no modification of any building electrical, mechanical, plumbing or security system is permitted without the prior written consent of Landlord. Tenants are responsible for the proper maintenance and servicing of fire extinguishers and fire protection equipment within the Premises.

14. No storage, staging, display, nor placing of any material, product or equipment outside of the Premises is permitted except as may be expressly approved in writing by Landlord.

15. Trash containers and trash enclosures for each Building are common area facilities and Tenant, its employees, agents and invitees may not dispose of any refuse or other waste material except within trash containers for the Building of which the Premises are a part, and then only in compliance with applicable law and regulations. Tenants may not place any articles within a trash enclosure other than within a trash bin. Tenant shall be responsible for closing and securing trash enclosure gates after use by Tenant.

16. Tenant shall notify Landlord immediately of any leak or electrical or equipment malfunction, fire or other damage to the Premises or the Building.

17. Landlord shall have the right, exercisable with notice to Tenant, to make reasonable modifications to these rules and regulations.

18. Tenant shall protect dock areas and pavements from damage due to trucks and trailers.

19. Tenant shall not store trucks or trailers on the Lot, nor park trucks or trailers in the automobile parking areas, traffic aisles, walkways or the public street adjacent to the Lot.

20. Tenant is encouraged to participate in local waste recycling programs when feasible.

21. Tenant shall be deemed to have read these Rules and Regulations and agrees to inform its employees, agents and invitees thereof, and agrees to abide by them as a covenant of its lease of the Premises.

                                                                       Exhibit E

                      Versicor-List of Hazardous Materials

Organic Solvents

                                    Acetone, Methanol, Ethanol, Hexane,
                                    Ethyl Acetate,
                                    Dichloromethane, Isopropanol, Toluene,
                                    Tetrahydrofuran,
                                    Dioxane, Ether, Acetonitrile,
                                    N, N-Dimetheylformamide, Pyridine,
                                    Carbon tetrachloride, 1,2-Dichloroethane

Chemicals (representative compounds)

      Amines
                           triethylamine, butylamine, diaminopropane, aminopyrrolidine, aniline, aminophthalimide, aminonaphthaline

      Carboxylic Acids
                           benzoic acid, propionic acid,
                           naphthylacetic acid

      lsocyanates
                           phenylisocyanate, benzy] isocyanate

      Sulfonyl Chlorides
                           benzonesuffonyl chloride,
                           methanesulfonyl chloride

      Anhydrides
                           phthalic anhydride, succinic anhydride,
                           isatoic anhydride

      Alkyl halides
                           iodomethane, benzyl bromide

      Aldehydes
                           benzaldehyde, propionaldehyde

Acids
                           hydrochloric acid, sulfuric acid, nitric acid, trifluoroaceticacid, acetic acid

Reducing Agents
                           tributyltin hydride, borane-THF complex, sodium borohydride, sodium cyanoborohydride, tin (II) chloride

Oxidizing Agents
                           sodium periodate, 3-chloroperoxybenzoic acid

Catalysts
                           palladium on carbon, palladium acetate,
                           palladium hydroxide

Chloroformates
                           benzyl chloroformate, ethyl chloroformate,
                           Fmoc chloride, p-nitrophenyl chloroformate

Other
                           phosgene (20% in toluene),
                           lithium bis(trimethylsilyl)amine, triphenylphosphene, collidine, diethylazodicarboxylate, potassium cyanide, ammonia, hydrazine, methylhydrazine, boron trifluoride etherate

Isotopes
                           Hydrogen 3
                           Carbon 14
                           Phosphorous 32
                           Sulfur 35

                                    EXHIBIT F

                              ESTOPPEL CERTIFICATE

__________________________
__________________________
__________________________
__________________________

      Re:   Lease dated _________________, 19__ ("Lease") by
            and between __________________________
            ("Landlord") and ____________________________
            ("Tenant").

Gentlemen:

      Reference is made to the above-described Lease in which the undersigned is the Tenant. We understand that you are entering into a transaction with the Landlord which relates to, among other things, this Lease; and we hereby, as a material inducement for you to enter into such transaction with Landlord, represent that:

      1. A true and correct copy of the Lease is attached hereto as Exhibit 1.

      2. There are no modifications, amendments, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease except as follows:
__________________________.

      3. The Lease is in full force and effect, and the Lease has been duly executed and delivered by, and is a binding obligation of, the Tenant as set forth therein.

            4. The undersigned acknowledges (a) that rent on the Lease has been paid up to and including ___________, 19__, (b) that monthly rent during the ____________ (___) years of the term of the Lease is ________________ Dollars ($_______________) per month and (c) that rent has not been paid for any period after _________________, 19__, and shall not be paid for a period in excess of one (1) month in advance.

        5. The Lease is not in default, and, to Tenant's knowledge, Landlord has performed the obligations required to be performed by Landlord under the terms thereof through the date hereof.

Dated: _________________, 19__           Very truly yours,

                                         "Tenant"


                                         _______________________________________
                                         a _____________________________________


                                         By: ___________________________________
                                              Its:______________________________